AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 2005

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                 AMENDMENT NO. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CONNECTED MEDIA TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

           Delaware                           6794               06-1238435
(State or Other Jurisdiction of        (Primary Standard      (I.R.S. Employer
Incorporation or Organization)          Industrial Code)     Identification No.)

                   950 South Pine Island Road, Suite A150-1094

                            Plantation, Florida 33324
                                 (954) 727-8128
        (Address and telephone number of Principal Executive Offices and
                          Principal Place of Business)

                    Jeffrey W. Sass, Chief Executive Officer
                   950 South Pine Island Road, Suite A150-1094
                            Plantation, Florida 33324
                                 (954) 727-8128

                                 With copies to:

                               David W. Sass, Esq.
                             McLaughlin & Stern, LLP
                         260 Madison Avenue, 18th Floor
                            New York, New York 10016
                            Telephone (212) 448-1100
                            Facsimile (212) 448-0066

      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. __X__

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____

                         CALCULATION OF REGISTRATION FEE

---------------------------------- ------------------- --------------------- ------------------------- ---------------------
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF           AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED           SHARE (1)               PRICE (1)          REGISTRATION FEE (4)
---------------------------------- ------------------- --------------------- ------------------------- ---------------------
 Common Stock par value $0.0001       260,861,500            $0.05                 $13,043,075             $1,535.20
---------------------------------- ------------------- --------------------- ------------------------- ---------------------
 Common Stock par value $0.0001        10,000,000(2)         $0.05                    $500,000             $   58.85
---------------------------------- ------------------- --------------------- ------------------------- ---------------------

---------------------------------- ------------------- --------------------- ------------------------- ---------------------
              TOTAL                   270,861,500(3)                               $13,543,075             $1,594.05
---------------------------------- ------------------- --------------------- ------------------------- ---------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of September 30, 2005.

(2) Additional shares being registered pursuant to an agreement with Triple Crown Consulting, Inc.

(3) Of the 270,861,500 common shares being registered: (a) 250,000,000 are shares that may be issued to Cornell pursuant to the Standby Equity Distribution Agreement; (b) 3,800,000 are shares issued to Cornell as a commitment fee under the Standby Equity Distribution Agreement; (c) 200,000 are shares underlying Cornell's Warrant; (d) 200,000 are shares issued to Monitor as a commitment fee under the a placement agent agreement with Monitor Capital, Inc.; (e) 6,661,500 are shares being registered pursuant to a consulting agreement with Knightsbridge, of which 4,441,000 have already been issued to Knightsbridge and 2,220,500 shares may be issued in the future; and (f) 10,000,000 shares which been issued to Triple Crown Consulting, Inc. pursuant to a consulting services agreement (The terms and abbreviations used in this footnote have the same meaning as set forth in the text of this Registration Statement.)

(4)   Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS
                Subject to completion, dated October   , 2005

      CONNECTED MEDIA TECHNOLOGIES, INC. 270,861,500 SHARES OF COMMON STOCK

      This prospectus relates to the sale of up to 270,861,500 shares of Connected Media Technologies, Inc., formerly known as Trust Licensing, Inc. ("CMT" or "we" or "us" or "our" or the "company"), common stock by certain persons who are stockholders of CMT, including Cornell Capital Partners, L.P. ("Cornell"), Monitor Capital, Inc. ("Monitor") Knightsbridge Holdings, LLC ("Knightsbridge") and Triple Crown Consulting, Inc. ("Triple Crown"). Please refer to "Selling Stockholders" beginning on page 19. CMT is not selling any shares in this offering and therefore will not receive any proceeds from this offering. The company will, however, receive proceeds from the issuance of shares to Cornell under the Standby Equity Distribution Agreement, which was entered into between the company and Cornell on April 14, 2005. All costs associated with this registration will be borne by the company. The terms of the Standby Equity Distribution Agreement require that CMT, among other things, allow Cornell to retain 6% of the proceeds raised under it, the details of which are more fully described below.

      Our shares are quoted on the Over-the-Counter Bulletin Board under the symbol "CNCM.OB." Prices for our shares will fluctuate based on the demand for our shares. The 270,861,500 shares are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On September30, 2005, the last reported sale price of shares was $.055 per share. The selling stockholders are:

      o Cornell, who intends to sell up to 254,000,000 shares as described within;

      o Monitor, an unaffiliated broker-dealer retained by the company in connection with the Standby Equity Distribution Agreement, who intends to sell up to 200,000 shares as described within;

      o Knightsbridge, who intends to sell up to 6,661,500 shares of which 4,441,000 shares have been issued to Knightsbridge as of the date hereof and as further described within; and

      o Triple Crown, who intends to sell up to 10,000,000 shares as described herein.

      Cornell will pay us 98% of the lowest volume weighted average price of the company's shares for the five (5) days immediately following the company's request for an advance under that agreement. In addition, Cornell will retain 6% of each advance under a Standby Equity Distribution Agreement, and Knightsbridge will receive a commission in accordance with the terms of its consulting agreement. Cornell's 6% fee and the 3,800,000 shares issued to Cornell are underwriting discounts.

      In connection with the Standby Equity Distribution Agreement, we engaged Monitor, an unaffiliated registered broker-dealer. Brokers or dealers effecting transactions in the shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 6.

      The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer of these securities in any state where the offer or sale is not permitted.

      All of the selling shareholders are "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of shares under the Standby Equity Distribution Agreement. With the exception of Cornell, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is October   , 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................5
RISK FACTORS...................................................................6
FORWARD-LOOKING STATEMENTS....................................................11
SELLING STOCKHOLDERS..........................................................12
USE OF PROCEEDS RECEIVED FROM THE STANDBY EQUITY
   DISTRIBUTION AGREEMENT.....................................................14
DILUTION......................................................................16
STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................17
PLAN OF DISTRIBUTION..........................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................22
DESCRIPTION OF BUSINESS.......................................................30
MANAGEMENT....................................................................34
EXECUTIVE COMPENSATION........................................................36
PRINCIPAL STOCKHOLDERS........................................................37
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
   OTHER STOCKHOLDER MATTERS..................................................38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................40
DESCRIPTION OF CAPITAL STOCK..................................................43
EXPERTS.......................................................................44
LEGAL MATTERS.................................................................45
AVAILABLE INFORMATION.........................................................46

                               PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   OUR COMPANY

OVERVIEW

      We are a technology and intellectual property creation, management and licensing company. Our current focus is on creating patented solutions that offer a seamless connection between a website and content on a DVD, CD, Flash Card, or any other storage disc or drive. The technology covered by our patent portfolio allows content providers, advertisers and others to combine the dynamic capabilities of the internet with easy to deliver, high quality disc based content. The fields in which we seek to license our patent(s) and include the entertainment industry (e.g. film, music, and video), education, advertising, travel and promotion.

      The company's patent portfolio consists of:

      o one issued patent, "Interactive, Remote, Computer Interface System" (U.S. Patent No. 6,101,534), which is our core patent;

      o one patent that the United States Patent and Trademark Office has notified the company that it intends to issue as U.S. Patent No. 6,952,697 on October 4, 2005 entitled "A Media Validation System";

      o     seven other patents pending; and

      o several additional patent applications that are in progress but have not yet been filed.

      In general, our core patent is intended to be used among other things, to protect technology that enables multimedia content that is stored on removable local media (such as CDs or DVDs) to be "controlled" or "released" for access by the user by visiting a related site on the Internet. This process has several potential applications, including the ability to time-release content, the ability to supplement website content without any streaming, downloading or delay, and the ability to unlock or release bonus or supplemental content on an individualized basis. In addition, using the process protected by our core patent permits distributors of removable media to use the Internet to introduce updated information, capture demographic information and otherwise enable better tracking of their disc-based promotions.

      In addition to pursuing direct licensing royalty arrangements we also seek to enforce our existing issued patent(s) and any subsequently issued or acquired patent(s) against those that infringe. We may also incubate and/or acquire minority equity interests in select growth-oriented companies that can benefit from integration and utilization of company-owned intellectual property, although the company has not engaged any third-party agent or representative for the specific purpose of acquiring any such interests. We may also seek to acquire additional patents and patent portfolios.

      Our shares are deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is suitable for a prospective investor.

      Our principal executive offices are located 950 South Pine Island Road, Suite A150-1094, Plantation, Florida 33324. Our telephone number is (954) 727-8218.

                                  GOING CONCERN

      We are a development stage company and we have been the subject of a going-concern opinion from our independent registered public accounting firm. The audit opinion from our independent registered public accounting firm contains an explanatory paragraph which expresses substantial doubt as to our ability to continue as a going concern as of December 31, 2004 and into the future. For the six months ending June 30, 2005, we have no revenues, a net loss of $730,239, cash used in operations of $478,029, and an accumulated deficit of $1,152,865, a working capital deficiency of $959,469 and a stockholders' deficiency of $1,193,273 at June 30, 2005. For the immediately preceding fiscal year ending December 31, 2004 we had no revenues, a net loss of $119,568, cash used in operations of $8,907, a working capital deficiency of $497,084, a stockholder's deficiency of $487,221 and a deficit accumulated during development state of $422,626. Since our inception on July 19, 2001 through June 30, 2005, we had no revenues, a net loss of $1,153,865 and cash used in operations of $557,085. If we are unable to continue as a going concern, you may lose your entire investment. Management's plan with regard to these matters includes drawing down advances from the Standby Equity Distribution Agreement, pursuing other potential financing activities, and increasing licensing and sales activities. Our continued existence is dependent upon our current business operations, our ability to draw down these advances, and our ability to obtain additional financing. The company's ability to draw down advances from the equity line is limited by several factors, including:

      o the requirement that the company must wait a minimum of five trading days between requesting advances;

      o the number of shares to be issued to Cornell as a result of any draw down cannot cause Cornell's ownership percentage to exceed 9.9% of the then outstanding common stock of the company; and

      o the company must be in compliance with all of the terms and conditions of the equity line.

                                  THE OFFERING

      This offering relates to the sale of shares by certain persons who are, or beneficially deemed to be, stockholders of the company. The selling stockholders consisting of:

      (a) Cornell, who intends to sell up to 254,000,000 shares, consisting of:

            (i) 250,000,000 which are anticipated to be issued to Cornell pursuant to the Standby Equity Distribution Agreement;

            (ii) the 3,800,000 shares issued as part of the commitment fee to obtain the Standby Equity Distribution Agreement; and

            (iii) the 200,000 shares underlying the warrant issued to obtain the
                  Standby Equity Distribution Agreement; and

      (b) Monitor, an unaffiliated broker-dealer retained by the company in connection with the Standby Equity Distribution Agreement, who intends to sell up to 200,000 shares;

      (c) Knightsbridge, who intends to sell up to 6,661,500 shares, of which 4,441,000 were issued upon execution of a consulting agreement and 2,220,500 additional shares which may be issued in connection with the exercise of certain anti-dilution rights under that agreement; and

      (d) Triple Crown, who intends to sell up to 10,000,000 shares as described herein

      On April 14, 2005, the company entered into several agreements relating to the Standby Equity Distribution Agreement with Cornell and a bridge financing with Montgomery Equity Partners, Ltd ("Montgomery"), a company with the same general partner as Cornell (Yorkville Advisors, LLC). Each of these agreements involves (directly or indirectly) shares to be registered pursuant to this Registration Statement. These agreements include:

      1. The Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, the company may, at its discretion, periodically sell shares to Cornell for a total purchase price of up to $10,000,000. For each Share purchased under the Standby Equity Distribution Agreement, Cornell will pay the company 98%, or a

2% discount, of the offering price, which is defined in the agreement as the lowest volume weighted average price of the company's shares as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the company's shares are traded for the five (5) days immediately following the notice date. The amount of each advance is subject to a maximum advance amount of $300,000, with no cash advance occurring within five (5) trading days following the notice date. There must be a minimum of five (5) trading days between each advance request by the company. Further, Cornell will retain 6% of each advance under the Standby Equity Distribution Agreement.

      The company has experienced light trading volume in its shares, and the amount of shares the company sells to Cornell as a result of any particular draw down is tied to the lowest volume weighted average price of the company's shares during the five day period after the request for the draw down has been issued. Cornell has indicated that it may sell our shares on or after receiving a request from the company for a draw down. Cornell has also indicated that it does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Consequently, if Cornell sells stock during the period in which a volume weighted average price is being determined (and trading volume in the company's shares remains light) our stock price could decrease, which in turn would result in Cornell receiving more of our shares from a draw down than it would have otherwise received had Cornell not sold our shares during the applicable price averaging period. In this fashion, Cornell may have the opportunity to influence the price of the shares to be issued to it pursuant to the equity line.

      Knightsbridge is also entitled to receive a commission of 2% on each advance to the company under the equity line pursuant to the terms of its consulting agreement. In connection with the Standby Equity Distribution Agreement, Cornell received a commitment fee in the form of the 3,800,000 shares and was also issued a warrant for 200,000 shares. The warrant is exercisable for a period of two (2) years and has an exercise price of $0.01 per share.

      2. The Placement Agent Agreement with Monitor. Also in connection with the Standby Equity Distribution Agreement the company entered into a placement agent agreement with Monitor. As consideration for Monitor's efforts, the company issued Monitor 200,000 shares.

      3. The Consulting Agreement. In addition, the company entered into a consulting agreement with Knightsbridge whereby Knightsbridge will assist the company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six (6) months, and will continue on a month-to-month basis thereafter subject to a right to cancel upon thirty (30) days written notice. The company is obligated to pay Knightsbridge a monthly retainer of $2,000.00 and also issued Knightsbridge 4,441,000 shares. Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the company. In addition, Knightsbridge receives a discounted commission on the $600,000 note to Montgomery (described below) and on each advance that the company receives pursuant to the Standby Equity Distribution Agreement. These aforementioned commissions to Knightsbridge will be paid by the company.

      4. The Promissory Note. Simultaneous with the execution of the Standby Equity Distribution Agreement, the company executed a Promissory Note in favor of Montgomery, an institutional fund with the same general partner as Cornell. The principal amount of the note is $600,000. The company plans on using the proceeds of the note as bridge financing. The proceeds were received by the company in two installments of $300,000. The first installment was paid on April 15, 2005 and the second installment was received by the company on June 2, 2005. The note to Montgomery accrues interest at the rate of twenty-four (24%) percent per year and each installment matures one (1) year from its issuance date. For the first six months of the loan, the company will pay approximately $ 6,000 per month per installment, consisting of interest only. (The first two interest payments on each $300,000 installment of the $600,000 note were pre-paid simultaneously on funding.) Thereafter, the company will pay approximately $60,000 to approximately $110,000 per month per installment, consisting of both interest and principal. Notwithstanding the foregoing, the first two (2) payments of interest were deducted from the first installment payment and the second two (2) payments of interest were deducted from the second installment payment. The note to Montgomery is secured by a first priority lien on all of the company's assets. As further security for the company's obligations under the note, the company pledged 60,000,000 shares to Montgomery, which shares are currently held by the company as escrow shares in the name of the company. In an Event of Default under the Note, Montgomery shall have the right to receive pledged shares calculated at a rate equal to three times the number of shares otherwise necessary to effectuate full repayment of the principal and accrued interest then due and outstanding, using a price per share equal to $0.03, which represented the closing bid price of the shares on the date of issuance of the note.

      In addition, on September 29, 2005, we entered into an agreement with Triple Crown for the purpose of managing the company's investor relations communications to potential and existing shareholders. The consultant's duties include, without limitation, informing the brokerage community, our shareholders and the general public concerning financial public relations and promotional matters relating to our business. Only public information is to be disseminated. Such information will be distributed to newsletters and websites that market to "opt-in" subscribers and other persons to whom it is felt would be of interest in receiving information concerning us and our business. Triple Crown will not provide any investment advice with respect to the dissemination of information concerning the company. As consideration for the services to be rendered by Triple Crown, we have agreed to pay to Triple Crown 10,000,000 shares of common stock, which such shares are included in the registration statement of which this prospectus is a part and which will be issued to Triple Crown upon this registration statement being declared effective by the Securities and Exchange Commission.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at an assumed offering price of $0.04 per share and 25%, 50% and 75% discounts to that price. In the event that the assumed offering price to Cornell is lower than $0.04 per share, we will not be able to drawn down on the full $10,000,000 unless we register additional shares, which is also demonstrated in the table below.

=================================== ===================== ====================== ===================== =====================
Offering price                         $       0.04           $       0.03          $       0.02          $       0.01
----------------------------------- --------------------- ---------------------- --------------------- ---------------------
Number of shares  (1)                   250,000,000            250,000,000           250,000,000           250,000,000
----------------------------------- --------------------- ---------------------- --------------------- ---------------------
Total Outstanding Shares (2)            560,507,663            560,507,663           560,507,663           560,507,663
----------------------------------- --------------------- ---------------------- --------------------- ---------------------
% of Shares Outstanding (3)                    44.6%                  44.6%                 44.6%                 44.6%
----------------------------------- --------------------- ---------------------- --------------------- ---------------------
Approximate Net Cash to the            $  8,900,000           $  6,650,000          $  4,400,000          $  2,150,000
company (4)
=================================== ===================== ====================== ===================== =====================


      (1) Represents the total number of shares to be issued to Cornell at the prices set forth in the table.

      (2) Represents the total number of shares outstanding after the issuances to Cornell under the Standby Equity Distribution Agreement and the issuance of the 10,000,000 shares to Triple Crown.

      (3) Represents the shares being issued as a percentage of the total number of shares outstanding. Excludes: (a) 62,000,000 treasury shares, 60,000,000 of which are pledged as security for the note to Montgomery; (b) the warrant for 200,000 shares issued to Cornell; (c) options granted under the company's Equity Incentive Plan; and (d) an additional 2,220,500 shares which may be issued to Knightsbridge pursuant to certain anti-dilution rights granted to Knightsbridge under its consulting agreement.

      (4) Net cash equals the gross proceeds minus the 2% discount to the issue price to Cornell under the Standby Equity Distribution Agreement, the 6% fee to Cornell, the 2% commission to Knightsbridge, and $100,000 in other estimated offering expenses.

------------------------------------------------- --------------------------------------------------------------------------
COMMON STOCK OFFERED                              270,861,500 shares by selling stockholders
------------------------------------------------- --------------------------------------------------------------------------
OFFERING PRICE                                    Market price.
------------------------------------------------- --------------------------------------------------------------------------
COMMON STOCK OUTSTANDING BEFORE THE OFFERING      300,507,663 shares, excluding 62,000,000 treasury shares
------------------------------------------------- --------------------------------------------------------------------------
USE OF PROCEEDS                                   The company  will not receive any  proceeds of the shares  offered by the
                                                  selling  stockholders.   Any  proceeds  the  company  receives  from  the
                                                  issuance of shares under the Standby Equity  Distribution  Agreement will be used for general working  capital  purposes and repayment of debt. See
                                                  "Use of Proceeds"
------------------------------------------------- --------------------------------------------------------------------------
RISK FACTORS                                      The  securities  offered  hereby  involve  a  high  degree  of  risk  and immediate substantial dilution.  See "Risk Factors"
------------------------------------------------- --------------------------------------------------------------------------
OVER-THE-COUNTER BULLETIN BOARD SYMBOL            CNCM.OB
------------------------------------------------- --------------------------------------------------------------------------


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


============================== =================== =================== ================ ================= ==================
                                                                                                           From 7/19/2001
                                                                                                           (Inception) to
                                  For the Six         For the Six       For the Year      For the Year       the quarter
                                 Months Ending       Months Ending         Ending            Ending            ending
           Period                  6/30/2005           6/30/2004         12/31/2004        12/31/2003       June 30,2005
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
                      Revenue        $         --        $         --     $         --      $         --       $        --
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
           Operating Expenses
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
    Payroll contract services             306,609              57,629          369,543                --            676,152
 and stock based compensation
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
            Professional fees             192,652             148,130          258,686           162,667            670,385
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
     Research and Development              22,625                  --           30,194                --             52,459
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
                         Rent              13,817               7,295           19,255                --             33,072
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
                 Depreciation               3,507               4,285            9,398             7,178             26,112
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
    Costs of recapitalization                  --                  --           62,217                --             62,217
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
   Equity Line Commitment Fee              19,531                                                                    19,531
                      Expense
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
   General and administrative             139,164              20,380           66,442             2,890            220,145
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
              Impairment loss                  --               1,287               --             5,070             61,265
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
     Total Operating Expenses             697,545             239,006          815,735           177,805          1,821,338
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
         Loss from Operations            (697,545)           (239,006)        (815,735)         (177,805)        (1,821,338)
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
      Other Income (Expenses)
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
                 Other Income                  --             700,000          700,000                --            705,000
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
             Interest expense             (32,694)                  --          (3,833)               --            (36,527)
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
           Total other Income             (32,694)            700,000          696,167                --            668,473
               (Expense), net
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
            Net Income (Loss)        $   (730,239)            460,994     $   (119,568)     $   (177,805)      $ (1,152,865)
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
   Net Loss Per Share - Basic                                                       --                --                 --
                  and Diluted
------------------------------ ------------------- ------------------- ---------------- ----------------- ------------------
   Weighted average number of         295,482,578         270,072,000      277,901,150       270,072,000        275,243,258
    shares outstanding during
 the year - basic and diluted
============================== =================== =================== ================ ================= ==================

                                  RISK FACTORS

      We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. The following are all the material risks known to the company.

RISKS RELATING TO OUR BUSINESS

      We have had a history of operating losses.

      The company has a history of operating losses and there is no guarantee the company will be able to achieve a positive operating income in the future and, if achieved, sustain such positive operating income. For the period July 19, 2001 (inception) to June 30, 2005, the company had an aggregate net loss of $1,152,865. Accordingly, an investment in the company is extremely speculative in nature and involves a high degree of risk.

      Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern.

      In its report dated February 7, 2005, Salberg & Company, P.A. expressed an opinion that there is substantial doubt about our ability to continue as a going concern. As discussed in the accompanying unaudited consolidated financial statements, for the six month period ending June 30, 2005, the company had no revenues, a net loss of $730,239, cash used in operations of $478,029, a working capital deficiency of $959,469, a stockholder's deficiency of $ 1,193,273, and an accumulated deficit during the development stage of $ 1,152,865. For the immediately preceding fiscal year ending December 31, 2004, the company had no revenues, a net loss of $119,568, cash used in operations of $8,907, a working capital deficiency of $497,084, a stockholder's deficiency of $487,221 and a deficit accumulated during development state of $422,626. If we are unable to continue as a going concern, you may lose your entire investment.

      We need additional financing and if we are unable to raise the capital necessary, we may be forced to abandon or curtail our business plan or operations.

      As of June 30, 2005 the company's working capital (current assets less current liabilities) was a deficit of $959,469. Other than the Standby Equity Distribution Agreement, we do not have any continual commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all.

      Our business is dependent on the exploitation of our portfolio of patents, which to date have generated limited income.

      We are a development stage company and have a limited income history from the licensing of our technology. While the company has generated in excess of $700,000 in income received in connection with the enforcement of our patent rights (classified on our balance sheet as "other income"), we have not had any revenue from royalties or licensing of the patents which we hold, and there can be no assurance that we will be able to continue to generate income or achieve profitability in the future from our intended operations. If profitability is achieved there is no assurance that it can be sustained. We anticipate that creating and marketing new technology will require additional expenditures. Accordingly, an investment in us is extremely speculative in nature and involves a high degree of risk.

      Developing application prototypes can be time consuming and complicated.

      Developing prototype applications based upon our patents and intellectual property can be time-consuming and complicated. Problems and delays in the application development and deployment process often arise. Given that we expect a substantial portion of our future revenue to come from licensing particular applications of our patents and intellectual property, any problems or delays in the application development and deployment process could adversely affect our revenue.

      If our applications for pending patents are not granted it could materially affect our business.

      We have applied for patent protection for some aspects of our technology. There can be no guarantee or assurance that the patents or trademarks applied for will be awarded. In the event we are not awarded certain patent or trademark claims, or if other companies are granted patent protection on similar and/or competing technology, it may be difficult for us to maintain an advantage over our competition. Even if our patent or trademarks are granted, there is no assurance that competitors will not infringe upon them, or our already issued patent.

      If we are unable to protect our intellectual property, it could have a material adverse effect on us.

      Our ability to compete depends, in part, upon successful protection of our proprietary assets. We plan to protect proprietary and intellectual property rights through available patent, copyright and trademark laws and licensing and distribution arrangements with reputable companies, and to the extent management deems economically prudent. Despite these precautionary measures, existing patent, copyright and trademark laws afford only limited protection in certain jurisdictions. We may distribute our solutions in other jurisdictions in which there is no protection, or individuals or companies in jurisdictions where our intellectual property is not protected may simply take advantage of our work. As a result, it may be possible for unauthorized third parties to copy and distribute our intellectual property. This could result in a material adverse effect on the company.

      Litigation to enforce our intellectual property rights can be time-consuming and costly.

      In connection with our intellectual property, litigation may be necessary to enforce and protect our intellectual property rights, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could take an extended period of time to resolve and, even if the company is successful in the litigation, result in significant costs and the diversion of resources that could have a material adverse effect on our business, operating results or financial condition. In addition, there is no assurance that the company would be able to collect any damages should it receive a favorable judgment against an infringer. We may also receive notice of claims of infringement of other parties' proprietary rights. There can be no assurance that infringement or invalid claims will not materially adversely affect our business, financial condition or results of operations. Additionally, companies in other jurisdictions may have patented technology on which our patent would infringe.

      We do not carry liability insurance or business interruption insurance.

      We do not carry general liability insurance or business interruption insurance at this time. We intend to purchase such insurance when we deem such an investment to be economically prudent. Consequently, if any peril or event occurs that would subject the company to liability or business interruption, we will not be insured for that loss. Such an event could severely affect our ability to conduct our normal business operations and adversely affect both our business operations and our revenue.

      We are controlled by our principal shareholders and as a result you may not be able to exert meaningful influence on significant corporate decisions.

      At present, our principal shareholders own approximately 83% of the issued and outstanding shares and therefore have the ability to elect all of the members of the Board of Directors of the company. As such, control of the company will remain with the controlling shareholders who will continue to formulate business decisions and policy.

      We are reliant on key personnel and if we lose any of our key employees, it could have a material adverse effect on our business and operations.

      Our success depends largely on highly skilled personnel. In particular, we rely on the skills of Leigh Rothschild, who developed the technology which we have patented, and on whom we would rely to update and customize the technology as necessary. We also rely upon personnel having skills in areas such as determining the validity of intellectual property, maintaining intellectual property, identifying infringing parties, developing and commercializing the company's intellectual property, and general operations. The loss of the services of any key personnel could adversely affect us.

      There is a limited public market for our common stock, and our stock price may be volatile.

      Our shares are listed on the Over-the-Counter Bulletin Board, and have had a limited volume of sales, thus providing a limited liquidity into the market for our shares. Moreover the price of our shares may be subject to wide fluctuations in response to several factors, including, but not limited to the sale of shares received by Cornell upon our drawdowns under the Standby Equity Distribution Agreement. The size of such sales could be substantially greater than the normal amount of trading occurring in our stock and could have a substantial negative influence on the price of our stock.

      Our shares are traded on the over-the-counter Bulletin Board. In recent years the stock market in general has experienced extreme price fluctuations that have oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our shares may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions may adversely affect the market price of our shares.

      We do not expect to pay dividends for the foreseeable future.

      We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our shares. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our shares.

      We are subject to price volatility due to our operations materially fluctuating; as a result, any quarter-to-quarter comparisons in our financial statements may not be meaningful.

      As a result of the evolving nature of the markets in which we compete, and the early stage in development of our business plan, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. Until we have developed and demonstrated uses for our technology which is accepted by a significant number of customers on a regular basis (through licensing or otherwise) our quarterly results of operations may fluctuate significantly.

RISKS RELATED TO THIS OFFERING

      Existing shareholders will experience significant dilution from our sale of shares under the Standby Equity Distribution Agreement.

      The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. In addition to its 6% fee from each advance, on each sale of shares Cornell receives a 2% discount off of the lowest volume weighted average price. Knightsbridge also receives a commission on each advance of 2%. There are also offering expenses associated with each advance. Thus, for example, if the offering occurred on September 30, 2005 at an assumed offering price to Cornell of $0.04 per share, the new stockholders would experience an immediate dilution in the net tangible book value of approximately $0.03 per share.

      As a result, our net income per share could decrease in future periods, and the market price of our shares could decline. In addition, the lower our stock price, the more shares we will have to issue under the Standby Equity Distribution Agreement to draw down an equivalent amount of funds. If our stock price is lower, then our existing stockholders would experience greater dilution.

      Under the Standby Equity Distribution Agreement Cornell will pay less than the then-prevailing market price of our common stock and will have an incentive to sell its shares, which may cause the price of our common stock to decline.

      The shares issued under the Standby Equity Distribution Agreement will be issued to Cornell at a 2% discount to the lowest volume weighted average price of our shares as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the company's shares are traded for the five
(5) days immediately following the notice date. Cornell will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

      The selling stockholders intend to sell their shares of common stock in the public market, which sales may cause our stock price to decline.

      The selling stockholders intend to sell in the public market up to 270,861,500 shares being registered in this offering, which may cause our stock price to decline. The officers, directors and significant shareholders of the company will continue, however, to be subject to the provisions of various insider trading and rule 144 regulations.

      The sale of our stock under the Standby Equity Distribution Agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price.

      In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the Over-the-Counter has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of the Standby Equity Distribution Agreement, we may request numerous advances. Even if the company uses the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets that are materially beneficial to us the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, it may cause the share price to decline, which in turn may cause long-term holders of the stock to sell their shares which would contribute to increased sales of stock in the market. If there is an imbalance on the sell side of the stock, the stock prices will decline.

      We note in this regard, that under the terms of the Standby Equity Distribution Agreement as well as applicable securities law that Cornell may not enter into short sales with respect to shares it will receive after notice of a drawdown. However, it can sell shares it is already holding or shares to be acquired pursuant to an advance. This may have a similar effect to a short sale.

      It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock price.

      Cornell may sell the shares to be acquired pursuant to an advance notice during an applicable pricing period, which could contribute to the decline of our stock price.

      The sale of common stock to be acquired pursuant to an advance notice during an applicable pricing period could cause downward pressure on the price of our common stock and, therefore, affect the purchase price of the Investor pays for the common stock.

      The escrow agent handling disbursement of funds under the Standby Equity Distribution Agreement is affiliated with Cornell.

      David Gonzalez, a managing member and general counsel of Cornell will act as escrow agent under our agreement with Cornell. While, the duty of Mr. Gonzalez under the agreement is to act as an independent attorney and not in his capacity of managing member and/or general counsel of Cornell and to distribute funds only upon the receipt of joint written disbursement instructions signed by both the Company and Cornell, the escrow agreement states that he may act to his sole satisfaction if he is unable to resolve matters relating to the holding or distribution of funds. In this case, the distribution of funds could only be made by court order.

      The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

      The price in this offering will fluctuate based on the prevailing market price of the shares on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

      We may not be able to access sufficient funds under the Standby Equity Distribution Agreement when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided in large part from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $300,000 during any five (5) trading day period. There are also additional restrictions and limitations contained in the Standby Equity Distribution Agreement that may limit our ability to obtain funds.

      We will not be able to draw down under the Standby Equity Distribution Agreement if Cornell holds more than 9.9% of our common stock.

      Furthermore, in the event Cornell holds more than 9.9% of our then-outstanding shares, we will be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell has beneficial ownership of approximately 1.3% of our shares, resulting from the initial issuance of the 3,800,000 shares issued to Cornell as a commitment fee. If Cornell's beneficial ownership becomes 9.9% or more, we would be unable to draw down on the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

      Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

      Our shares are deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the Nasdaq automated quotation system; (d) Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act; (e) issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our shares by reducing the number of potential investors. This may make it more difficult for investors in our shares to sell to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things: (a) our projected sales and profitability; (b) our growth strategies; (c) anticipated trends in our industry; (d) our future financing plans; and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to the company. A description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table. (The table excludes: (a) the 60,000,000 treasury shares pledged to Montgomery as collateral for our obligations under the Note; and (b) the other 2,000,000 shares in our treasury.)

=================== ================= ================ ================= ================ ================= ================
                                                                          PERCENTAGE OF
                                                                           OUTSTANDING
                                       PERCENTAGE OF     SHARES TO BE     SHARES TO BE                       PERCENTAGE OF
                                        OUTSTANDING     ACQUIRED UNDER   ACQUIRED UNDER                       OUTSTANDING
                         SHARES           SHARES         THE STANDBY       THE STANDBY                          SHARES
                      BENEFICIALLY     BENEFICIALLY         EQUITY           EQUITY         SHARES TO BE     BENEFICIALLY
      SELLING         OWNED BEFORE     OWNED BEFORE      DISTRIBUTION     DISTRIBUTION      SOLD IN THE       OWNED AFTER
   STOCKHOLDERS       THE OFFERING    THE OFFERING(1)     AGREEMENT         AGREEMENT         OFFERING       THE OFFERING
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
     CORNELL          4,000,000(2)          1.3%          250,000,000          44.6%         250,000,000          - 0 -

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

     MONITOR            200,000        Less than 1%           --                --               200,000          - 0 -

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------

  KNIGHTS-BRIDGE      4,441,000             1.4%              --                --             4,441,000(3)       - 0 -

------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
   TRIPLE CROWN      10,000,000             3.4%              --                --            10,000,000          - 0 -
=================== ================= ================ ================= ================ ================= ================

               SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CMT

=================== ================= ================ ================= ================ ================= ================
     CORNELL          4,000,000(2)          1.3%          250,000,000          44.6%         250,000,000          - 0 -
=================== ================= ================ ================= ================ ================= ================

                             CONSULTANTS AND OTHERS

=================== ================= ================ ================= ================ ================= ================
       MONITOR          200,000         Less than 1%          --                --               --               - 0 -
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
   KNIGHTS-BRIDGE     4,441,000             1.4%              --                --               --               - 0 -
------------------- ----------------- ---------------- ----------------- ---------------- ----------------- ----------------
    TRIPLE CROWN     10,000,000             3.4%              --                --               --               - 0 -
=================== ================= ================ ================= ================ ================= ================


      (1) The applicable percentage of ownership is based on 300,507,663 shares outstanding as of September 30, 2005. With regards to Knightsbridge, the applicable percentage of ownership is based on beneficial ownership as determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares subject to securities exercisable or convertible into shares that are currently exercisable or exercisable within 60 days of September 30, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations.

      (2) Consists of the 3,800,000 shares issued as a commitment fee and the 200,000 shares issuable upon exercise of Cornell's warrant.

      (3) An additional 2,220,500 shares may be issued in the future pursuant to certain anti-dilution rights granted to Knightsbridge under its consulting agreement.

      The following information contains a description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with the company, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH THE COMPANY

      Cornell Capital Partners. Cornell is the investor under the Standby Equity Distribution Agreement. All investment decisions of and control of, Cornell are held by its general partners, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained as follows:

      Standby Equity Distribution Agreement. On April 14, 2005, the company entered into the Standby Equity Distribution Agreement with Cornell. Pursuant to the agreement, the company may, at its discretion, periodically sell to Cornell Shares for a total purchase price of up to $10,000,000. The company can request an advance of up to $300,000 of that $10,000,000 once every five (5) trading days, provided that Cornell's ownership percentage cannot exceed 9.9% of the then outstanding common stock of the company, and the company must be in compliance with all of the terms and conditions of the equity line. For each Share purchased under the agreement, Cornell will pay the company 98% of the lowest volume weighted average price of the company's shares as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the shares are traded for the five (5) days immediately following the notice date. Further, Cornell will retain 6% of each advance under the Standby Equity Distribution Agreement. In connection with the agreement, Cornell received a commitment fee in the form of the 3,800,000 shares. Pursuant to the Standby Equity Distribution Agreement, on April 14, 2005 Cornell was also issued a warrant for 200,000 shares. The warrant is exercisable for a period of two (2) years. The exercise price per share under the warrant is $0.01 per share.

      There are certain risks related to sales by Cornell, including:

      o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater likelihood that Cornell receives more shares.

      o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

      o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stock could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

      The Placement Agent Agreement with Monitor. In connection with the Standby Equity Distribution Agreement the company entered into a placement agent agreement with Monitor. As consideration under the agreement, the company issued Monitor 200,000 shares. All investment decisions on behalf of Monitor are made by Hsiao-Wen Kao.

      Consulting Agreement. On April 14, 2005, the company entered into a consulting agreement with Knightsbridge whereby Knightsbridge will assist the company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six (6) months, and will continue thereafter on a month-to-month basis subject to a right to cancel upon thirty (30) days written notice. The company is obligated to pay Knightsbridge a monthly retainer of $2,000.00 and issued Knightsbridge 4,441,000 shares. In order to provide for the possible future exercise of certain ratchet rights under the consulting agreement, Knightsbridge required the company to register 150% of the 4,441,000 shares issued to them (or a total of 6,661,500 shares). Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the company as follows:

      Consideration                            Commission
      -------------                            ----------
      Equity Financing:
      $0- to $1 million                       4% of consideration
      $1 million $5 million                   3% of consideration
      $5 million+                             $160,000 + 1.5% of consideration
                                              in excess of $5 million

      Debt Financing
      $-0- to $1 million                      2.5% of consideration
      $1 million to $5 million                1.5% of consideration
      $5 million+                             $85,000 + 1% of consideration in
                                              excess of $5 million

      Plus for any securities issued by or    5% (in kind)
      to the company

      In addition, Knightsbridge receives a discounted commission on the $600,000 note to Montgomery and on each draw the company makes pursuant to the Standby Equity Distribution Agreement, which commissions are to be paid by the company.

SHARES ACQUIRED PURSUANT TO CONSULTING SERVICES AGREEMENT

      On September 29, 2005, we entered into an agreement with Triple Crown for the purpose of managing the company's investor relations communications to potential and existing shareholders. The consultant's duties include, without limitation, informing the brokerage community, our shareholders and the general public concerning financial public relations and promotional matters relating to our business. Only public information is to be disseminated. Such information will be distributed to newsletters and websites that market to "opt-in" subscribers and other persons to whom it is felt would be of interest in receiving information concerning us and our business. Triple Crown will not provide any investment advice with respect to the dissemination of information concerning the company. As consideration for the services to be rendered by Triple Crown, we have agreed to pay to Triple Crown 10,000,000 shares of common stock, which such shares are included in the registration statement of which this prospectus is a part and which will be issued to Triple Crown upon this registration statement being declared effective by the Securities and Exchange Commission.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, we determined that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

     USE OF PROCEEDS RECEIVED FROM THE STANDBY EQUITY DISTRIBUTION AGREEMENT

      This prospectus relates to shares that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares. However, we will receive the proceeds from the sale of shares to Cornell under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the agreement will be equal to 98% of the lowest volume weighted average price of our shares on the Over-the-Counter Bulletin Board for the five (5) days immediately following the notice date. The company will pay Cornell 6% of each advance as an additional fee. Pursuant to the agreement, we cannot draw more than $300,000 every five trading days or more than $10 million over twenty-four months.

      We have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $100,000, plus a 6% fee payable to Cornell under the agreement, a 2% discount to the issue price to Cornell under the agreement, and a 2% commission to Knightsbridge. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

================================ ============================== ============================== =============================
GROSS PROCEEDS                   $              1,000,000      $               5,000,000     $             10,000,000
-------------------------------- ------------------------------ ------------------------------ -----------------------------

-------------------------------- ------------------------------ ------------------------------ -----------------------------
Cornell Discount                 $                (20,000)     $                (100,000)    $               (200,000)
-------------------------------- ------------------------------ ------------------------------ -----------------------------
Cornell Fee                      $                (60,000)     $                (300,000)    $               (600,000)
-------------------------------- ------------------------------ ------------------------------ -----------------------------
Knightsbridge Fee(1)             $                (20,000)     $                (100,000)    $               (200,000)
-------------------------------- ------------------------------ ------------------------------ -----------------------------
Other offering expenses          $               (100,000)     $                (100,000)    $               (100,000)
-------------------------------- ------------------------------ ------------------------------ -----------------------------
NET PROCEEDS                     $                800,000      $               4,400,000     $              8,900,000
-------------------------------- ------------------------------ ------------------------------ -----------------------------
Number of shares issued under
the Standby Equity                             25,000,000                    125,000,000                  250,000,000
Distribution Agreement at an
assumed offering price of
$0.04/share (2)
-------------------------------- ------------------------------ ------------------------------ -----------------------------
TOTAL                            $                800,000      $               4,400,000     $              8,900,000
================================ ============================== ============================== =============================


      (1) Payment of the Knightsbridge fee is the responsibility of the company, pursuant to its consulting agreement.

      (2) Assumes that $0.04/share represents the gross purchase price before the 2% discount of the stock for the 5 trading days following each $300,000 request. Also assumes that shares are issued without regard to Cornell's 9. 9% share ownership limitations.

      Use Of Proceeds: The company intends to use the net proceeds of funds received from the Standby Equity Distribution Agreement for general corporate purposes, including, without limitation, working capital, the payment of loans incurred by the company, provided, however, that the agreement prohibits our use of proceeds the payment of any judgment or other liability incurred by any executive officer, officer, director or employee of the company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to the company, or to the extent that the company has indemnified such person from liability.

      Examples of working capital uses include: development of prototypes that use our intellectual property, sales and marketing expenses, basic operating expenses (such as rent and office expenses), legal fees (both recurring and patent enforcement related), accounting fees, payment of employee and officer salaries including accrued salaries, and other costs associated with the enforcement and protection of the company's intellectual property rights.

      Loans to be repaid include: the payment of accrued accounts payable (including accrued but unpaid salaries), the repayment of the $600,000 note to Montgomery, payment of the $250,000 credit line with Bristol Bank, and payment of the related-party promissory notes to Irrevocable Trust Agreement Number III (a trust whose primary beneficiary is the company's Chairman), which in the principal amount total approximately $202,000.

                                    DILUTION

      The net tangible book value of CMT as of June 30, 2005 was ($1,193,273) or ($0.01) per Share. Net tangible book value per share is determined by dividing the tangible book value of CMT (total tangible assets less total liabilities) by the number of outstanding shares. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to CMT, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the shares to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under that agreement. The following example shows the dilution to new investors at an offering price of $0.04 per share, which is in the range of the recent share price.

      In each of the assumed offering scenarios, estimated gross proceeds of $10,000,000 are expected. In connection with the estimated gross proceeds, $1,100,000 of estimated expenses and purchase price discounts are expected. As a result the company estimates maximum net proceeds of $8,900,000.

      If we assume that we had issued 250,000,000 shares under the Standby Equity Distribution Agreement at an assumed offering price of $0.04 per share, less retention fees of $600,000, $200,000 for the offering price discount to Cornell under the Standby Equity Distribution Agreement, commissions of $200,000, and other offering expenses of $100,000, our net tangible book value as of June 30, 2005 would have been $7,706,727 or $0.01 per share. Note that at an offering price of $0.04 per share, we would receive net proceeds of $8,900,000 of the $10,000,000 available under the Standby Equity Distribution Agreement. At an assumed offering price (to Cornell) of $0.04, Cornell would receive a discount of $200,000 on the purchase of 250,000,000 shares. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of approximately $0.018 per share and an immediate approximate dilution to new stockholders of $0.03 per share. The following table illustrates the per share dilution:

=============================================================== ================
Assumed public offering price per share (1)                     $0.04
--------------------------------------------------------------- ----------------
Net tangible book value per share before this offering          ($0.01)
--------------------------------------------------------------- ----------------
Increase attributable to new investors                          $0.02
--------------------------------------------------------------- ----------------
Net tangible book value per share after this offering           $0.01
--------------------------------------------------------------- ----------------
Dilution per share to new stockholders                          $0.03
=============================================================== ================

      (1) Excludes effect of Cornell's 2% discount which, when given effect, will have a further dilutive effect.

      The offering price of our shares is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

========================================== ======================================== ========================================
                                                  Number of Shares to be                     Dilution per share
        Assumed Offering Price                   Issued to New Investors                      to New Investors
------------------------------------------ ---------------------------------------- ----------------------------------------
                 $0.02                                  500,000,000(1)                             $0.01
------------------------------------------ ---------------------------------------- ----------------------------------------
                 $0.04                                  250,000,000                                $0.03
------------------------------------------ ---------------------------------------- ----------------------------------------
                 $0.08                                  125,000,000                                $0.06
------------------------------------------ ---------------------------------------- ----------------------------------------
                 $0.12                                   83,333,333                                $0.10
========================================== ======================================== ========================================


      (1) Exceeds the total number of shares registered under this registration statement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY

      On April 14, 2005, we entered into the Standby Equity Distribution Agreement with Cornell. Pursuant to that agreement, we may, at our discretion, periodically sell shares to Cornell for a total purchase price of up to $10,000,000. For each Share purchased under that agreement, Cornell will pay 98% of the lowest volume weighted average price of our shares on the Over-the-Counter Bulletin Board or other principal market on which our shares are traded for the five (5) days immediately following the notice date. The number of shares purchased by Cornell for each advance is determined by dividing the amount of each advance by Cornell's purchase price for the shares. Cornell will retain 6% of each advance under the agreement. Cornell is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Monitor, a registered broker-dealer, as the Placement Agent in connection with the agreement. For its services, Monitor has previously received 200,000 shares, which was equal to approximately $6,000 based on our stock price on the date of issuance. The effectiveness of the sale of the shares under the agreement is conditioned upon us registering shares with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to advances under the equity line.

STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED

      Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares to Cornell to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days, subject to certain other restrictions contained in that agreement. A closing will be held four trading days after such written notice at which time we will deliver shares and Cornell will pay the net advance amount. We may request cash advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request cash advances until Cornell has advanced us a total amount of $10,000,000 or 24 months after the effective date of this registration statement, whichever occurs first.

      The amount of each advance is subject to a maximum amount of $300,000, and we may not submit an advance within five trading days of a prior advance. The amount available under the agreement is not explicitly conditioned on the price or volume of our common stock. However, in the event the price of our common stock decreases we will have to register additional shares of our common stock to attain the maximum amount available under the agreement. Our ability to request advances is conditioned upon us registering the shares with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell owning more than 9.9% of our outstanding shares. We would be permitted to make draws on the agreement only so long as Cornell's beneficial ownership of our shares remains lower than 9.9% and, therefore, a possibility exists that Cornell may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the agreement. The company's ability to make draw downs is also conditioned on its ability to confirm compliance with certain customary covenants in the Standby Equity Distribution Agreement, such as: the company's representations and warranties made in the agreement remain true, the company's shares remain eligible for trading on the National Association of Securities Dealers Inc.'s Over the Counter Bulletin Board and that sale of the shares would be made in compliance with all applicable state laws. We do not have any agreements with Cornell regarding the distribution of such stock, although Cornell has indicated that it intends to promptly sell any stock received under the agreement. Cornell has represented that neither it, nor any of its affiliates, currently has an open short position in the company's common stock and has agreed that neither it nor its affiliates will engage in any short sales of or hedging transactions with respect to the company's common stock. However, upon notice of a draw down, Cornell can sell shares it is already holding. This may depress the value of our stock.

      We cannot predict the actual number of shares that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares that will be issued using certain assumptions. Assuming we issued the number of shares being registered in the accompanying registration statement at an assumed offering price of $0.04 per share, we would issue 250,000,000 shares to Cornell for gross proceeds of $10,000,000 and approximate net proceeds of $8,900,000. These shares, if issued, would represent approximately 44.6% of our outstanding shares upon issuance assuming that we have issued no other shares beyond those issued and outstanding as of the date of this registration statement, except for the 10,000,000 shares to be issued to Triple Crown. We will need to register additional shares in order to fully utilize the $10,000,000 available under the agreement if the price at which we sell shares under the agreement to Cornell is less than $0.04 per share.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the agreement at an assumed offering price of $0.04 per share and 25%, 50% and 75% discounts to that price. In the event that the assumed offering price to Cornell is lower than $0.04 per share, we will not be able to drawn down on the full $10,000,000 unless we register additional shares.

================================ ================== =================== ================== =================
Offering price                         $0.04              $0.03               $0.02             $0.01
-------------------------------- ------------------ ------------------- ------------------ -----------------
Number of shares(1)                 250,000,000        250,000,000         250,000,000       250,000,000
-------------------------------- ------------------ ------------------- ------------------ -----------------
Total Outstanding Shares(2)         560,507,663        560,507,663         560,507,663       560,507,663
-------------------------------- ------------------ ------------------- ------------------ -----------------
% of Shares Outstanding(3)              44.6%              44.6%               44.6%             44.6%
-------------------------------- ------------------ ------------------- ------------------ -----------------
Approximate Net Cash to CMT(4)       $8,900,000         $6,650,000          $4,400,000        $2,150,000
================================ ================== =================== ================== =================


      (1) Represents the total number of shares to be issued to Cornell at the prices set forth in the table.

      (2) Represents the total number of shares outstanding after the issuances to Cornell under the Standby Equity Distribution Agreement and after the issuance of the 10,000,000 shares to Triple Crown.

      (3) Represents the shares being issued as a percentage of the total number of shares outstanding. Excludes: (a) 62,000,000 treasury shares, 60,000,000 of which are pledged as security for the $600,000 note to Montgomery; (b) the warrant for 200,000 shares issued to Cornell; (c) options granted under the company's Equity Incentive Plan and (d) an additional 2,220,500 shares which may be issued to Knightsbridge pursuant to certain anti-dilution rights granted to Knightsbridge under its consulting agreement.

      (4) Net cash equals the gross proceeds minus the 2% discount to the issue price under the Standby Equity Distribution Agreement, the 6% fee to Cornell, the 2% commission to Knightsbridge (to be paid by the company) and $100,000 in other estimated offering expenses.

      Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section on page 21 of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell has the ability to permanently terminate its obligation to purchase shares from us under the agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell or if the company fails materially to comply with certain terms of the agreement, which remain uncured for thirty (30) days after notice from Cornell.

      All fees and expenses under the Standby Equity Distribution Agreement will be borne by us. We expect to incur expenses of approximately $100,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell received the 3,800,000 shares as a commitment fee. In addition, we issued Monitor, an unaffiliated broker-dealer, 200,000 shares.

      Pursuant to the terms of a registration rights agreement, the company is required to register the shares issued to Cornell as well as the shares to be issued pursuant to the Standby Equity Distribution Agreement within 40 days from the date of execution of the agreements and is required to have the registration statement declared effective 105 days from the date thereof. In the event that the registration statement is not filed or declared effective within these time limits, the company may be subject to liquidated damages in the amount of $5,000 per month and may be deemed in default of the operative agreements.

      David Gonzalez, a managing partner of Cornell will act as escrow agent under our agreement with Cornell. His appointment as the escrow agent is approved by both the company and Cornell, and he has undertaken to act as the escrow agent solely in his capacity as an attorney and not in his capacity as a managing member or general counsel of Cornell. Under the terms of the escrow agreement, Mr. Gonzalez can act in such capacity only upon the receipt of joint written disbursement instructions signed by both the company and Cornell; one party acting alone cannot compel Mr. Gonzalez to take any action nor does he have any discretion to take action under any circumstances other than upon receipt of such joint written disbursement instructions, unless Mr. Gonzalez is unable to resolve matters concerning the holding or disposition of escrowed funds to his satisfaction as escrow agent. In such instance, as per the terms of the escrow agreement, Mr. Gonzalez' only course of action is to deposit the funds with a court.

      The company did not file its registration statement in the contractually required time period and, further, does not anticipate that it will meet the contractually required time for the registration statement to go effective. Consequently, the company may be subject to penalties, which include the liquidated damages as set forth herein.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our shares owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions)

      o on the over-the-counter market or in any other market on which the price of our shares are quoted or

      o in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares are quoted.

Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of shares for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Cornell is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of shares under the Standby Equity Distribution Agreement. Cornell will pay us 98% of the lowest volume weighted average price of our shares on the Over-the-Counter Bulletin Board or other principal trading market on which our shares are traded for the five days immediately following the advance date. Cornell will retain 6% of the proceeds received by us under the Standby Equity Distribution Agreement. Cornell also received a commitment fee in the form of the 3,800,000 Commitment shares. The 6% fee, the 2% discount to the issue price to Cornell under the Standby Equity Distribution Agreement and Commitment shares are underwriting discounts. In addition, we engaged Monitor, a registered broker-dealer, to act as placement agent in connection with the agreement. For its services, Monitor received the 200,000 shares.

      We will pay all the expenses incident to the registration, offering and sale of the shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $100,000 as well as retention of 6% of the gross proceeds received under the Standby Equity Distribution Agreement, in addition to commissions payable to Knightsbridge (said commissions to be paid by the company). The offering expenses consist of: an SEC registration fee of $1,535.20, printing expenses of $15,000, accounting fees of $5,000, legal fees of $75,000, and miscellaneous expenses of $5,000. We will not receive any proceeds from the sale of any of the shares by the selling stockholders. We will, however, receive proceeds from the issuance of shares under the Standby Equity Distribution Agreement.

      Cornell was formed in February 2000 as a Delaware limited partnership. Cornell is a domestic hedge fund in the business of investing in and financing public companies. Cornell does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing shares.

      Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with it.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of the shares while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of shares is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that Cornell holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Standby Equity Distribution Agreement. A possibility exists that Cornell may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the agreement. In that event, if we are unable to obtain additional external funding or generate revenue, we could be forced to curtail or cease our operations. Furthermore, Cornell may be deemed to beneficially own the shares of common stock to be issued to Cornell corresponding to a particular advance notice from us even before such shares of common stock have been delivered to Cornell and may sell those shares before they have been delivered.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OUR BUSINESS

      The predecessor to the company was first organized as a Delaware corporation on December 11, 1989 under the name Mountaintop Corporation and in July 1990 became subject to the reporting requirements of the Securities and Exchange Act of 1934 (the "Exchange Act"). Mountaintop Corporation was involved in the distribution and marketing of spirits, among other things. That business ultimately did not succeed and in 1992, Mountaintop Corporation ceased operations. Shortly thereafter, the charter of Mountaintop Corporation was forfeited by the State of Delaware for non-payment of franchise taxes. On February 21, 2003 through the efforts of its then-majority stockholder and sole director, the company revived and reinstated its charter effective March 1, 1993. However, during the process of reviving the company, the State of Delaware notified the company that its name, Mountaintop Corporation, was no longer available. Thus, the name of the company was changed to New Mountaintop Corporation. In addition, at the time of that name change, the company amended its Certificate of Incorporation to authorize common stock of 500,000,000 shares, par value $0.0001, and 10,000,000 shares of preferred stock, par value $0.0001. After the company had its charter reinstated, New Mountaintop Corporation (f/k/a Mountaintop Corporation) continued its reporting obligations of the Exchange Act and upon being reinstated filed its 10-K for the year ended December 31, 2002.

      On August 24, 2004 pursuant to the Florida rules and regulations governing mergers and acquisitions, the company, through a newly formed wholly owned subsidiary acquired, by merger, all of the assets and business of Trust Licensing, LLC ("TLLLC"). As consideration for the merger the company issued 270,072,000 shares of its common stock, par value $.0001 per share representing approximately 93% of its issued and outstanding shares (after giving effect to a 1:10 reverse stock split.) The reverse merger was accompanied by a change in the name of the company to Trust Licensing, Inc., the company's Board of Directors, its management, and its business focus. Prior to the merger, the company had not conducted regular business operations for several years; rather, its primary focus was seeking a business to acquire. On December 31, 2004, the company became eligible for trading on the over-the-counter bulletin board under the symbol TRTL.OB. As a result of the merger, the company became the successor in interest to New Mountaintop Corporation and assumed its Exchange Act reporting obligations. Subsequently, in early May 2005 the company was advised by the Secretary of State of the State of Delaware, that the State had failed to notify the company that the use of the word "Trust" in its corporate name was inconsistent with the applicable provisions of the Delaware Banking Law and requested that the company change its name. Therefore, on May 18, 2005, the company changed its name to Connected Media Technologies, Inc.

      Prior to the merger, TLLC had been considering a joint business relationship with an unrelated third-party. In connection with this transaction, the third party formed a California corporation named Connected Media, Inc. The goal was to use the name "Connected Media" and as part of the relationship TLLC funded the purchase of the web address (URL) www.connectedmedia.com, which was then assigned to the third party. In connection with this transaction, a "Connected Media" logo was developed by the third party. In March 2005, however, the third party decided it was not in a position to continue to pursue the business relationship and offered to assign to the Company, at no cost, all of its right, title and interest in and to the Connected Media name, logo and URL, as well as all of the issued and outstanding shares of Connected Media, Inc. At the time, and since its inception, Connected Media, Inc. had been an inactive corporation with no assets or liabilities. The assignment was made at zero cost and there was no accounting effect to this transaction. Furthermore, the transaction had no material impact on the company's business. The sole purpose of completing the assignment was to ensure that Connected Media would remain inactive in order to avoid confusion and protect and preserve the company's intended use of the name "Connected Media" which, as described herein, became the name of the company.

      Currently, through the operations of its wholly-owned subsidiary, we are now a technology and intellectual property creation, management and licensing company. (For purposes of convenience and clarity to the reader, for the balance of this discussion we refer to the company and its wholly-owned operating subsidiary interchangeably, unless otherwise noted.) Our current focus is on creating patented solutions that facilitate a seamless connection between a website and content on a DVD, CD, Flash Card, or any other storage disc or drive. The technology covered by our patent portfolio allows content providers, advertisers and others to combine the dynamic capabilities of the internet with easy to deliver, high quality disc based content. The fields in which we seek to license our patent(s) and technology include educational and distance learning, entertainment (film, music and video), travel related marketing services, advertising, publishing, digital photography and real estate.

      The company's patent portfolio consists of:

      o one issued patent, "Interactive, Remote, Computer Interface System" (U.S. Patent No. 6,101,534), which is our core patent;

      o one patent that the United States Patent and Trademark Office has notified the company that it intends to issue as U.S. Patent No. 6,952,697 on October 4, 2005, entitled "A Media Validation System";

      o     seven other patents pending; and

      o several additional patent applications that are in progress but have not yet been filed.

      In general, our core patent is intended to be used, among other things, to protect technology that enables multimedia content that is stored on removable local media (such as CDs or DVDs) to be "controlled" or "released" for access by the user by visiting a related site on the Internet. This process has several potential applications, including the ability to time-release content, the ability to supplement website content without any streaming, downloading or delay, and the ability to unlock or release bonus or supplemental content on an individualized basis. In addition, using the process protected by the core patent permits distributors of removable media to use the Internet to introduce updated information, capture demographic information and otherwise enable better tracking of their disc-based promotions.

      Our business plan is to exploit our core patent and/or license the exploitation of the patent to support the connection between a website and content on a DVD, CD, Flash Card, or any other storage disc or drive. In addition to pursuing direct licensing royalty arrangements we also seek to enforce our existing issued patent(s) and any subsequently issued or acquired patent(s) against those that infringe. We may also incubate and/or acquire minority equity interests in select growth-oriented companies that can benefit from integration and utilization of company-owned intellectual property, although the company has not engaged any third-party agent or representative for the specific purpose of acquiring any such interests. We may also seek to acquire additional patents and patent portfolios.

      Since changing the company's name to Connected Media Technologies, Inc. in May 2005 the company has introduced a new website and has been developing sales and marketing materials. In addition, the company is developing interactive demos and proof of concept technology for a variety of applications and solutions based on its patent(s). Applications of our patent that are currently being presented to potential licensees include:

      o A method of advertising and promotion that combines the dynamic capabilities of the Internet with the high quality visual impact of rich media content stored locally on a CD, DVD, memory card, hard drive, or other digital storage platform.

      o A method of using a DVD, CD or other disc to supplement the content of a television program.

      o A method of using the internet to create additional sale opportunities by "unlocking" pre-existing content on a dual disc or other DVD, CD-ROM, etc.

      The company has begun to offer its technology to advertising agencies, marketing agencies, and interactive agencies. In addition, the company is offering its technology to targeted content providers, including magazine publishers, television and film producers, television networks and film studios, digital storage disc manufacturers and others. In June 2005 the company engaged Andrew Adelson, an established film and television producer, as a commissioned sales agent in Los Angeles, California to pursue potential opportunities for the company within the media and entertainment industry. In July 2005 the company entered into a license agreement with Natcom, Inc. a Miami, Florida based international marketing agency focused on presenting the company's technology to its contacts and customers in the government and travel sectors. We intend to continue to pursue similar relationships with additional consultants, sales agents, and agencies in different market sectors, including advertising, education, retail and others. Depending on the circumstances, the company may offer its technology pursuant to a license, or as part of a turn-key solution. In the case of a license, the company seeks to obtain a performance based or per disc royalty from its licenses. Additional programming or custom development work is quoted over and above the agreed upon licensing fee.

      In addition to seeking licensing arrangements, the company will take necessary actions to enforce its patents as it deems appropriate. In 2004 the company received $700,000 (classified as other income on the company's financial statements) from the settlement of a patent infringement action that the company initiated against a third party with respect to our core patent. As part of the settlement the third party entered into a non-exclusive pre-paid license and agreed to acknowledge and identify our patent and the company, including a link to the company's website, within certain of its software products.

      Management believes that the effective use of the Standby Equity Distribution Agreement will better enable the company to execute its plan as outlined above.

COMPARISON OF RESULTS OF OPERATIONS FOR 2004 AND 2003

      We are a development stage company and remain in the very early stages of implementing our business plan. Nonetheless, we have already successfully generated other income and taken other actions to increase the value of our issued patent. Over time, our plan is to attempt to generate revenue from several sources as described above. We believe that if these potential revenue streams materialize in a timely and meaningful fashion, it will enable us to increase shareholder value. However, we do not believe that cash flow from operations alone will be sufficient to fund our activities in the next 12 months. As of December 31, 2004, the company had total assets of approximately $63,854 ($33,991 of which is cash), and total liabilities of $551,075. As described below, we will need to obtain additional financing for us to both implement our plans and to continue as a going concern.

      Revenue Recognition. We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and the ability to collect is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

      We intend to generate and collect periodic royalty revenue in connection with licensing agreements associated with their intellectual property. Royalty revenue is recognized as it is earned. We recognize income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. We have not recognized any royalty revenue or licensing revenue from the years ended December 31, 2004 and 2003, respectively.

      The company recognizes other income from patent infringement claims when the claim is settled, whether by negotiation or litigation. We recognized a total of $700,000 in other income from the period of January 1, 2004 through December 31, 2004. The $700,000 was classified as other income as it resulted from the settlement of a patent infringement action the company initiated against a third party with respect to its core patent. There was no such income recognized in 2003.

      Impairment of Long-Lived Assets. Our long-lived assets consist of patents (having a fair value of zero for GAAP purposes) and equipment. We review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. None of our long-lived assets required an impairment charge during the year ended December 31, 2004. We recorded an impairment loss of $5,070 for the year ended December 31, 2003.

      Contingencies and Litigation. We record an accrual for loss contingencies and related liabilities such as litigation when an adverse outcome is probable and the amount of the potential liability can be reasonably estimated. We were not a party in any litigation nor were we subject to any such loss contingencies during the years ended December 31, 2004 or 2003, respectively.

      Revenue. Our revenue was zero for the twelve months ended December 31, 2004 and for the same period in 2003.

      Other income. For the twelve months ended December 31, 2004, the company recognized $700,000 in other income resulting from the settlement of a civil action relating to one of the company's patents. No other income was recognized for the twelve months period ending December 31, 2004, nor for the twelve months period ending December 31, 2003.

      Operating Expenses. Operating expenses for the twelve months ended December 31, 2004 were $815,735 compared to operating expenses of $177,805 for the same period in 2003. The increase is due to several factors. During 2003, the company had no full time employees, no offices, was not a public, reporting company, was not developing prototypes, and was not actively pursuing licensees. Once the company commenced the active pursuit of business plan during 2004, its costs grew in all these areas. During 2004, the company hired its full-time Chief Executive Officer, hired its full-time Executive Vice President, narrowed and commenced full-time pursuit of its business plan, contracted with a third party software developer to develop several working demo versions of software applications utilizing the core patent, and conducted several meetings with potential licensees.

      Net Loss. Our net loss for the twelve months ended December 31, 2004 was $119,568, compared to net losses of $177,805 for the same period in 2003. The increase in net loss results primarily from increase in operating expenses.

COMPARISON OF THREE AND SIX MONTHS ENDED JUNE 30, 2004 TO JUNE 30, 2005

      Revenue Recognition. We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and the ability to collect is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

      We intend to generate and collect periodic royalty revenue in connection with licensing agreements associated with their intellectual property. Royalty revenue is recognized as it is earned. We recognize income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. We have not recognized any royalty revenue, licensing revenue or other income from the three and six months ended June 30, 2005. As of June 30, 2005, the company had total assets of approximately $225,579 ($191,746 of which is cash or cash equivalents), and total liabilities of $1,418,852. During the first three and six months ended June 30, 2004, we did not recognize any royalty revenue, licensing revenue, but we recognized $700,000 of other income. for the three months ended June 30, 2004. On June 30, 2004 the company had total assets of approximately $196,278 ($164,084 of which was cash or cash equivalents), and total liabilities of $18,342.

      Impairment of Long-Lived Assets. Our long-lived assets consist of patents (having a fair value of zero for GAAP purposes) and equipment. We review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. None of our long-lived assets required an impairment charge during the three and six months ended June 30, 2005. For the six months ending June 30, 2004 we recorded an impairment loss of $1,287

      Contingencies and Litigation. We record an accrual for loss contingencies and related liabilities such as litigation when an adverse outcome is probable and the amount of the potential liability can be reasonably estimated. We were not a party in any litigation nor were we subject to any such loss contingencies during the three and six months ended June 30, 2005 or 2004, respectively.

      Revenue. Our revenue was zero for the three and six months ended June 30, 2005 and for the same periods in 2004.

      Other income. For the three and six months ended June 30, 2005 no other income was recognized compared to other income of $700,000 for the same period in 2004. Other income during the same period in 2004 resulted from the settlement of a civil action relating to one of the company's patents.

      Operating Expenses. Operating expenses for the three and six months ended June 30, 2005 were $411,470 and $697,545, respectively, compared to operating expenses of $216,709 and $239,006, respectively, for the same periods in 2004. The increase in operating expenses results primarily from the following: an increase in payroll, professional fees, and research and development.

      Net Loss. Our net loss for the three and six months ended June 30, 2005 was $439,055 and $730,239 respectively, compared to net income of $483,291 and $460,994 respectively for the same period in 2004. The change results from the $700,000 of other income earned in the first half of 2004 and from an increase in operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

      At June 30, 2005 we had $191,746 in cash. We have no other liquid assets. The company intends to finance its activities through use of the private and public debt and equity financing, including use of the $600,000 note to Montgomery and the Standby Equity Distribution Agreement. Prior to the Cornell transaction, the company financed its activities primarily through loans from, and loans secured by, related parties. Our cash requirements for the next twelve months are approximately $2.8 million, including requirements for working capital (estimated to be approximately $1.2 million), research and development (estimated to be approximately $200,000), personnel additions (estimated to be approximately $100,000), licensing and enforcement activities (estimated to be approximately $200,000) and debt service and repayment (estimated to be approximately $1.1 million). The company expects to obtain the necessary funds during the course of the twelve-month period and will manage its activities accordingly. The terms of the Standby Equity Distribution Agreement provide for the potential ability for the company to draw up to $10 million over the course of 24 months, which is in excess of the company's cash requirements during that period. In the event we are not able to draw sufficient funds from the Standby Equity Distribution Agreement we will seek to obtain funding from other means, including the use of private and public debt and equity financing.

      We received an audit opinion for the fiscal years ended December 31, 2004 and 2003 that includes a "going concern" risk, which raises substantial doubt regarding our ability to continue as a going concern. We are in development stage and do not believe that cash flow from operations will be sufficient to fund our activities over the next 12 months. Our ability to continue as a going concern is dependent upon obtaining additional capital and debt financing. Until we can generate sufficient cash flow from our operations (which we do not anticipate in the foreseeable future) we expect to finance future cash needs through private and public financings, including equity financings. We cannot be certain that additional funding will be available as needed, or upon terms that are favorable. If we are unable to obtain the necessary funding, we may need to curtail the implementation of our core business activities and risk going out of business.

CAPITAL EXPENDITURES AND COMMITMENTS

      We did not acquire a material amount of fixed assets during 2004 and currently do not plan to do so during the next fiscal year.

OFF-BALANCE SHEET ARRANGEMENTS

      We do not currently have any off-balance sheet arrangements.

SUBSEQUENT EVENTS

      Subsequent to June 30, 2005, the company issued three option grants to non-employees.

      1. Consultant award - 500,000 stock options

            i. On July 12, 2005, the Company granted 500,000 stock options to a consultant for future services to be rendered. The term of services is from July 12, 2005 through July 12, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $11,900.

            ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date                 $0.055
                  Exercise price on grant date              $0.055
                  Dividend yield                                 0%
                  Expected volatility                        60.00%
                  Risk free interest rate                     3.88%
                  Expected life of option                  3 years

            iii. The stock option award is exercisable as the vesting occurs. The option vested 100,000 on the grant date with the balance to vest conditional on the satisfaction of certain performance criteria.

            iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

      2. Consultant award - 200,000 stock options

            i. On July 12, 2005, the Company granted 200,000 stock options to a consultant for future services to be rendered. The term of services is from July 12, 2005 through July 12, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $4,760.

            ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date                 $0.055
                  Exercise price on grant date              $0.055
                  Dividend yield                                 0%
                  Expected volatility                        60.00%
                  Risk free interest rate                     3.88%
                  Expected life of option                  3 years

            iii. The stock option award is exercisable as the vesting occurs. The option vested in full on the grant date.

            iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

      3. Consultant award - 300,000 stock options

            i. On August 1, 2005, the Company granted 300,000 stock options to a consultant for future services to be rendered. The term of services is from August 1, 2005 through August 1, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $7,170.

            ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date                 $0.055
                  Exercise price on grant date              $0.055
                  Dividend yield                                 0%
                  Expected volatility                        60.00%
                  Risk free interest rate                     4.06%
                  Expected life of option                  3 years

            iii. The stock option award is exercisable as the vesting occurs. The option vested 75,000 on the grant date with the balance on August 1, 2006 provided that the appurtenant consulting agreement is still then in effect.

            iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

NEW ACCOUNTING PRONOUNCEMENTS

      In December 2004, the FASB issued SFAS No. 123R ("SFAS 123R") (revised
2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement were adopted for the company beginning with its fiscal year beginning January 1, 2005.

      In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Standard is not expected to have any material impact on the company's consolidated financial position, results of operations or cash flows.

      In December 2004, the FASB issued SFAS 153 "Exchanges of Non-monetary Assets" - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the company's consolidated financial position, results of operations or cash flows.

CRITICAL ACCOUNTING ESTIMATES

      Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policy affects our more significant judgments and estimates used in the preparation of our financial statements:

      Depreciation. The company uses the 200 % double-declining balance depreciation method.

      Patent Accounting and Valuation. Prior to the formation of the company (July 19, 2001), the individual who is the primary beneficiary of Irrevocable Trust Agreement Number I ("Trust I") (see below) had expended approximately $184,000 of personal funds to create, maintain and enhance our core patent. Pursuant to Staff Accounting Bulletin Topic 5(G), "Transfers of Nonmonetary Assets by Promoters or Shareholders", the patent was contributed to the Company at its historical cost basis of $0 as determined under generally accepted accounting principles.

      Revenue Recognition. We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and the ability to collect is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

      We intend to generate and collect periodic royalty revenue in connection with licensing agreements associated with their intellectual property. Royalty revenue is recognized as it is earned. We recognize income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. We have not recognized any royalty revenue or licensing revenue from the period of January 1, 2004 through December 31, 2004 or in the first six months of 2005.

      The Company recognizes other income from patent infringement claims when the claim is settled, whether by negotiation or litigation. We recognized a total of $700,000 in other income from the period of January 1, 2004 through December 31, 2004.

      Going Concern. The company has been in the development stage since inception on July 19, 2001, and has not generated any revenues from its planned operations, has recorded a loss of $730,239 for the six months ended June 30, 2005, and is in serious need of additional financing to fully implement its planned exploration. These factors among others indicate that the company may be unable to continue as a going concern, particularly in the event that it cannot obtain additional financing. The accompanying unaudited consolidated financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

                             DESCRIPTION OF BUSINESS

GENERAL

      We are a technology and intellectual property creation, management and licensing company. Our current focus is on creating patented solutions that facilitate a seamless connection between a website and content on a DVD, CD, Flash Card, or any other storage disc or drive. The technology covered by our patent portfolio allows content providers, advertisers and others to combine the dynamic capabilities of the Internet with easy to deliver, high quality disc based content. The areas we seek to license our patent(s) and technology include entertainment content (e.g. film, music, and video), education, advertising, travel and promotion.

      The company's patent portfolio consists of: (a) one issued patent, "Interactive, Remote, Computer Interface System" (U.S. Patent No. 6,101,534), which is our core patent; (b) one patent that the United States Patent and Trademark Office has notified the company that it intends to issue as U.S. Patent No. 6,952,697 on October 4, 2005,, entitled "A Media Validation System";
(c) seven other patents pending; and (d) several additional patent applications that are in progress but have not yet been filed.

      In general, the our core patent is intended to be used, among other things, to protect technology that enables multimedia content that is stored on removable local media (such as CDs or DVDs) to be "controlled" or "released" for access by the user by visiting a related site on the Internet. This process has several potential applications, including the ability to time-release content, the ability to supplement website content without any streaming, downloading or delay, and the ability to unlock or release bonus content on an individualized basis. In addition, using the process protected by our core patent permits distributors of removable media to use the Internet to introduce updated information, capture demographic information and otherwise enable better tracking of their disc-based promotions.

      In addition to pursuing direct licensing royalty arrangements we also seek to enforce our existing issued patent and any subsequently issued or acquired patents against those that infringe. We may also incubate and/or acquire minority equity interests in select growth-oriented companies that can benefit from integration and utilization of company-owned intellectual property, although the company has not engaged any third-party agent or representative for the specific purpose of acquiring any such interests. We may also seek to acquire additional patents and patent portfolios. In 2004 the company received $700,000 (classified as "other income" on the company's financial statements) from the settlement of a patent infringement action the company initiated against a third party with respect to our core patent. As part of the settlement the third party entered into a non-exclusive pre-paid license and agreed to acknowledge and identify our patent and the company, including a link to our website, within certain of its software products.

      The company controls the following domains: www.connectedmedia.com, and www.trustlicensing.com

BUSINESS DEVELOPMENT

      Mountaintop Corporation becomes New Mountaintop Corporation

      The predecessor to the company was first organized as a Delaware corporation on December 11, 1989 under the name Mountaintop Corporation and in July 1990 became subject to the reporting requirements of the Securities and Exchange Act of 1934 (the "Exchange Act"). Mountaintop Corporation was involved in the distribution and marketing of spirits, among other things. That business ultimately did not succeed and in 1992, Mountaintop Corporation ceased operations. Shortly thereafter, the charter of Mountaintop Corporation was forfeited by the State of Delaware for non-payment of franchise taxes. On February 21, 2003 through the efforts of its then-majority stockholder and sole director, the company revived and reinstated its charter effective March 1, 1993. However, during the process of reviving the company, the State of Delaware notified the company that its name, Mountaintop Corporation, was no longer available. Thus, the name of the company was changed to New Mountaintop Corporation. In addition, at the time of that name change, the company amended its Certificate of Incorporation to authorize common stock of 500,000,000 shares, par value $0.0001, and 10,000,000 shares of preferred stock, par value $0.0001. After the company had its charter reinstated, New Mountaintop Corporation (f/k/a Mountaintop Corporation) continued its reporting obligations of the Exchange Act and upon being reinstated, filed its 10-K for the year ended December 31, 2002.

      New Mountaintop Corporation becomes Trust Licensing, Inc., now known as Connected Media Technologies, Inc.

      On August 24, 2004 the company, through a newly formed wholly owned subsidiary acquired, by merger, all of the assets and business of Trust Licensing, LLC. As consideration for the merger the company issued 270,072,000 shares of its common stock, par value $.0001 per share representing approximately 93% of its issued and outstanding shares (after giving effect to a 1:10 reverse stock split.) The reverse merger was accompanied by a change in the name of the company to Trust Licensing, Inc., the company's Board of Directors, its management, and its business focus. Prior to the merger, the company had not conducted regular business operations for several years; rather, its primary focus was seeking a business to acquire. On December 31, 2004, the company became eligible for trading on the over-the-counter bulletin board under the symbol TRTL.OB. As a result of the merger, the company became the successor in interest to New Mountaintop Corporation and assumed its Exchange Act reporting obligations.

      On April 28, 2005, Mr. Leigh M. Rothschild, as the sole Director of the company: (a) approved an Amendment to the Certificate of Incorporation increasing the authorized Common Stock from 500,000,000 to 750,000,000; (b) increasing the number of Directors on the company's Board to four (4) Directors; and (c) appointing Jeffrey W. Sass, Michael R. Moore, and Adam Bauman as additional Directors of the company, subject to the filing and mailing of the requisite Form 14-C with the Securities and Exchange Commission. Additionally, the company authorized for issuance 100,000,000 shares of preferred stock having a par value of $0.0001.

      On April 28, 2005, Trust III, Jay Howard Linn, Trustee, owning approximately 42%, Jeffrey W. Sass, owning approximately 22%, Michael Moore, owning approximately 3% and Leigh M. Rothschild, owning approximately 16% of the outstanding shares of common stock of the company, as of the applicable record date, each signed a written consent approving the Amendment to the Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware Corporation Law.

      In May 2005 the company was advised by the Secretary of State of the State of Delaware that the State had failed to notify the company that the use of the word "Trust" in its corporate name was inconsistent with the requirements of applicable Delaware Banking Law and requested that the company change its name On May 17, 2005 the company changed its name to Connected Media Technologies, Inc. Thereafter, on May 20, 2005 its trading symbol changed to CNCM.OB.

BUSINESS

      The company's initial asset is United States Patent #6,101,534, "Interactive, Remote, Computer Interface System" which was filed in 1997 and granted in 2000. The United States Patent and Trademark Office has notified the company that it intends to issue the company U.S. Patent No. 6,952,697 on October 4, 2005, entitled "A Media Validation System." The company also has seven additional patent applications filed with the United States Patent and Trademark Office and is planning to file numerous additional patent applications. The pending and soon to be filed patents are not necessarily limited to the areas and potential market sectors of our initial core patent(s). (As a technical matter, the issued patent and the patents pending are held by one of the company's wholly-owned subsidiary corporations.)

      In general, the claims of the initial patent relates to technology that allows multimedia content stored on a removable local media (including, but not limited to CD-ROM and DVD-ROM discs) to be "controlled" or "released" for access by the user by visiting a related website on the Internet. Our business plan is to exploit our initial patent(s) and/or license the exploitation of the patent(s) to support the connection between a website and content on a DVD, CD, Flash Card, or any other storage disc or drive.

      Business Plans

      Almost every computer sold today has either a CD-ROM drive and/or a DVD drive and has the ability to access the Internet. In addition, we anticipate that next generation DVD players will also have the ability to access the Internet, either directly, or by connecting through a home or business media hub. Microsoft, Panasonic, Samsung, among others are currently showing and/or selling these media hubs. We believe our technology will offer content providers, advertisers and others the opportunity to combine the dynamic capabilities of the Internet with disc based or similar local content. Advertisers can use our technology to control access to disc based ads and promotions, allowing them to time release content, track usage and add updated information from the internet. The company is principally involved in four activities:

      o Creating Patents - Where opportunities arise, we hope to develop technology, concepts, and/or improvements on existing technologies and file for patent protection on such inventions;

      o Developing Applications and Solutions - We develop applications and solutions based upon our core patent along with the other patents in our portfolio. The company will often create working demos and proof of concept technology for specific applications in order to demonstrate its offering to potential customers and licensees. The areas where we believe our technology can be used include;

            o making available full motion video without the need for a broadband connection; and

            o directing customers to specific related websites where dynamic information and content could be added to their disc experience, and demographic information could be captured by the website in exchange for giving the user access to enhanced or bonus content on the disc; and

            o     countering piracy of digital content;

      o Licensing - We plan to license rights under our patents(s), and or rights to utilize specific patented applications to third parties. Currently the we are targeting potential licensees in the areas of advertising and promotion, film, music, video, television, education and travel, among others:

      o Enforcement - As appropriate, we intend to protect and enforce our intellectual property against third parties that may be infringing upon the company's rights; and

      The markets that we hope to reach include educational and distance learning, entertainment (film, music and video), travel related marketing services, advertising, publishing, digital photography and real estate.

      We may also incubate and/or acquire minority equity interests in select growth-oriented companies that can benefit from integration and utilization of company-owned intellectual property, although the company has not engaged any third-party agent or representative for the specific purpose of acquiring any such interests. We may also seek to acquire additional patents and patent portfolios.

      Current Activities

      Since changing the Company's name to Connected Media Technologies, Inc. in May 2005 the company has introduced a new website and has been developing and distributing sales and marketing materials. In addition, the company is developing interactive demos and proof of concept technology for a variety of applications and solutions based on its patent(s). Applications of our patent that are currently being presented to potential licensees include:

      o A method of advertising and promotion that combines the dynamic capabilities of the Internet with the high quality visual impact of rich media content stored locally on a CD, DVD, memory card, hard drive, or other digital storage platform.

      o A method of using a DVD, CD or other disc to supplement the content of a television program.

      o A method of using the internet to create additional sales opportunities by "unlocking" pre-existing content on a dual disc or other DVD, CD-ROM, etc.

CUSTOMERS

      Our targeted customers include licensees and potential licensees in the areas of entertainment content (e.g. film, music, and video), education, advertising, travel and promotion, who may deploy applications that utilize our patent(s) or our intellectual property. In addition, our licensees may generally include those entities that, without an appropriate license from us, would be infringing upon our patent rights. Though it is possible that we may grant licenses to our pending patent applications, we anticipate that in the near future most licenses will involve our initial patent(s). The company has begun to offer its technology to advertising agencies, marketing agencies, and interactive agencies. In addition, the company is offering its technology to targeted content providers, including magazine publishers, television and film producers, television networks and film studios, digital storage disc manufacturers and others. In June 2005 the company engaged Andrew Adelson, an established film and television producer, as a consultant and a commissioned sales agent in Los Angeles, California to pursue potential opportunities for the company within the media and entertainment industry. In July 2005 the company entered into a license agreement with Natcom, Inc. a Miami, Florida based international marketing agency. Natcom is focused on presenting the company's technology to its contacts and customers in the government and travel sectors. We intend to continue to pursue similar relationships with additional consultants, sales agents, and agencies in different market sectors including advertising, education, retail and others. Depending on the circumstances, the company may offer its technology pursuant to a license, or as part of a turn-key solution. In the case of a license, the company seeks to obtain a performance based or per disc royalty from it licensees. Additional programming or custom development work is quoted over and above the agreed upon license fee.

      There are three current licensees of this patent: Digital Media Publishing Group, NatCom, Inc. and Sonic Solutions, Inc and its subsidiary, Interactual Technologies Inc.

COMPETITION

      We are subject to intense competition. The CD, DVD, software and Internet industries are highly competitive. Though the company believes that solutions it offers using its patent are highly valuable and useful, there are several alternatives available for the advertising and promotion of products and services. It is true that the precise process protected by our patent is exclusive insofar as it is protected under the United States patent law. However, it is possible that due to the wide use of both the Internet and rich-media there are other processes available that are similar to, but not covered under our patent, that may offer equally good functionality. Prospective clients may choose to license these similar solutions instead of ours. Additionally, though the company intends to seek enforcement of its patent rights against infringers, there can be no assurance that the company will be able to discover (and thereafter collect license fees from) every party who is utilizing our protected process. Moreover, our patent does not prohibit the utilization of the process outside of the United States.

      The company's competitors range from small companies with limited resources to large companies with substantial financial, technical and marketing resources. Competitors with greater financial resources than us may be able to broaden their offerings, make greater investments in design and product development, have comparable or superior intellectual property, undertake more extensive marketing campaigns, and adopt more aggressive pricing policies than the company. There can be no assurance that the company will be able to respond effectively to market changes or to compete successfully in the future.

DESCRIPTION OF PROPERTY

      We do not own any real property. Our corporate offices are located within two leased offices in a professional office suite complex at 950 South Pine Island Road, Suite A150-1094, Plantation, Florida. The term of our current lease runs through December 31, 2005, our rent is approximately $2,200 per month, and the property is in good condition. We use our corporate offices for all of our operations.

LEGAL PROCEEDINGS

      None.

EMPLOYEES

      As of September 30, 2005 we employed 4 people on a full-time basis. Our success is highly dependent on our ability to attract and retain qualified employees. Competition for qualified employees remains intense in our industry. We believe that we can attract and retain qualified employees, but we cannot guarantee that we will be as successful. None of our employees are subject to collective bargaining agreements. We believe that our relationship with our employees is excellent.

                                   MANAGEMENT

      Our executive officers as of September 30, 2005 were as follows:

========================================== ========== ======================================================================
                  Name                        Age                           Position with the company
------------------------------------------ ---------- ----------------------------------------------------------------------
           Leigh M. Rothschild                52                              Chairman of the Board
------------------------------------------ ---------- ----------------------------------------------------------------------
             Jeffrey W. Sass                  46                      Chief Executive Officer and Director
------------------------------------------ ---------- ----------------------------------------------------------------------
            Michael R. Moore                  37         Executive Vice President, Business & Legal Affairs and Director
------------------------------------------ ---------- ----------------------------------------------------------------------
             Jay Howard Linn                  71                         Acting Chief Financial Officer
------------------------------------------ ---------- ----------------------------------------------------------------------
               Adam Bauman                    47                                    Director
========================================== ========== ======================================================================


      Leigh M. Rothschild, Chairman: Mr. Rothschild is currently Chairman and Founder of CMT. Mr. Rothschild is an established inventor who to date has been the inventor of six issued US patents and five pending patents with various patents pending worldwide. Mr. Rothschild has licensed his patent portfolio to several companies. From October 1998 through February 2004, Mr. Rothschild was Chairman and founder of BarPoint.com, Inc. publicly traded wireless information company. In February 2004 BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB: LYLP). Prior to founding BarPoint Mr. Rothschild was President and Chief Executive Officer of IntraCorp Entertainment, Inc., a consumer software company with worldwide product distribution. Rothschild is a former presidential appointee to the High-Resolution Board for the United States under former President George H. W. Bush. He has served three Florida governors on technology boards and served as a special advisor to then Florida Secretary of Commerce Jeb Bush. Mr. Rothschild currently serves on the IT Florida Technology Board as an appointee of the Governor (Bush). In the past Presidential election, Mr. Rothschild chaired the Bush/Cheney Florida Technology Leadership Council. Prior to founding Intracorp in 1984, Rothschild was a real estate investor and founded several high technology companies. Mr. Rothschild chairs the Rothschild Family Foundation, which has given endowments to outstanding charities and institutions including the Tampa Children's Home, Miami Symphony Orchestra, and the University of Miami School of Business. Mr. Rothschild is also active in the Rothschild Entrepreneurial Prize at the University of Miami School of Business. Rothschild has an undergraduate degree from the University of Miami, where he also completed the Graduate Program in Management Studies.

      Jeffrey W. Sass, President, Chief Executive Officer and Director: A veteran of the entertainment, licensing, and computer industries, Jeffrey Sass is currently President and CEO and a co-founder of CMT. From October 1998 through December 2001, Mr. Sass was co-founder and Chief Operating Officer of BarPoint.com, a wireless information company. Mr. Sass became BarPoint's President and Chief Executive Officer in January 2002 and served in that capacity through February 2004 when BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB: LYLP). Previously Mr. Sass has held management, production, and marketing positions at companies including Gametek, Inc., (1994-1995), Intracorp Entertainment (1995-1997), and Troma Entertainment (1987-1994). At Troma, he started and ran the independent movie studio's licensing and merchandising division, working closely with more than 70 manufacturers worldwide including Marvel Comics, Playmates Toys, Golden Books Publishing, Sega, Bandai and more. After Intracorp, in July 1997, Jeff formed the Marketing Machine, a full-service marketing agency and consultant firm, servicing clients in computer hardware, software and other industries. Mr. Sass is a graduate of Cornell University.

      Michael R. Moore, Executive Vice President, Business & Legal Affairs and
Director: Michael is a corporate transactional attorney, with over ten years of experience in business development and venture capital, focusing primarily in the Internet and technology industry. Prior to joining CMT, from July 2000 through February 2004 Mr. Moore was Vice President of Business & Legal Affairs of BarPoint.com (OTC BB: BPNT), a wireless information company. In February 2004 BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB: LYLP). Previously, from the fall of 1994 through early 1997 Mr. Moore worked as a senior associate in the corporate transactions and commercial litigation department at a large law firm where he co-founded the firm's technology committee and thereafter, from early 1997 through July 2000 held a senior management position at HotOffice Technologies, Inc., the developer of an award-winning Intranet service. Mr. Moore simultaneously received his Juris Doctor, cum laude, and his Master of Business Administration, with highest distinction, from the State University of New York at Buffalo in 1993.

      Jay Howard Linn, Acting Chief Financial Officer: Since 1995 Mr. Linn has practiced as a Certified Public Accountant in his own firm. Prior to opening his own office, he was a partner in the CPA firm of Moss & Linn and predecessor partnerships for 14 years in North Miami, Florida. From 1977 to 1981 he maintained a CPA practice in his own name in North Miami. Prior to that he was a partner in the CPA firm of Sidney Wasserman & company in Miami Beach, Florida. Mr. Linn is also an attorney admitted to practice in U.S. Tax Court, the Southern District of Florida and Florida courts. He also serves as President of The Rothschild Charitable Foundation and was a founding director of Homestead Federal Savings Bank. He received a Bachelor of Business Administration in 1955 and a Juris Doctor in 1962 from the University of Miami. Mr. Linn is not employed as a full time basis with the company. Mr. Linn also serves as Trustee of Irrevocable Trust Agreement Number III.

      Adam Bauman, Director: For more than five years Adam has been the CEO and President of STI, an executive talent management firm which advises senior management in the entertainment, publishing, technology, fashion and retail industries. Since its founding in 1996, executives have retained STI to strategically advise them on e-commerce, emerging technologies, investments, media exposure, eminence, strategic alliances, board seats, career opportunities and advancement, and other arenas in which they may be personally interested. Adam holds both MFA in Motion Picture Production Management and MBA in Executive Management degrees from the University of Southern California, and a BA in Radio and Television degree from California State University at Long Beach.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

      None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

      (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

      (3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

      (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

AUDIT COMMITTEE AND FINANCIAL EXPERT

      We do not have an audit committee. Our Board of Directors performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

CODE OF ETHICS

      We have adopted a corporate code of ethics, attached to this registration statement as exhibit 14.1. The company believes its code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

                             EXECUTIVE COMPENSATION

      The following table discloses executive compensation received for the three fiscal years ended December 31, 2004. The table includes all compensation awarded to, earned by or paid to the company's named executive officers during that period.

                           SUMMARY COMPENSATION TABLE

========================================= ========================================= ======================================
                                                                                                  Long-Term
       Name and Principal Position                  Annual Compensation                      Compensation Awards
========================================= ========================================= ======================================
                                                                       Restricted
                                                                          Stock        Securities/          All Other
Name and Principal Position      Year          Salary         Bonus     Award(s)       Options (#)        Compensation
---------------------------- ------------ ---------------- ----------- ------------ ------------------- ------------------
Leigh M. Rothschild,             2004       $122,622(1)      $ - 0 -      $ - 0 -         $ - 0 -          $3,750.00(2)
Chairman                         2003       $   - 0 -        $ - 0 -      $ - 0 -         $ - 0 -          $ - 0 -
                                 2002       $   - 0 -        $ - 0 -      $ - 0 -         $ - 0 -          $ - 0 -
---------------------------- ------------ ---------------- ----------- ------------ ------------------- ------------------
Jeffrey W. Sass                  2004       $122,622(3)      $ - 0 -      $ - 0 -         $ - 0 -          $3,750.00(4)
President and CEO                2003       $   - 0 -        $ - 0 -      $ - 0 -         $ - 0 -          $ - 0 -
                                 2002       $   - 0 -        $ - 0 -      $ - 0 -         $ - 0 -          $ - 0 -
 --------------------------- ------------ ---------------- ----------- ------------ ------------------- ------------------
Michael R. Moore,                2004       $ 77,014(5)      $ - 0 -      $ - 0 -         $ - 0 -          $ - 0 -
EVP, Business &                  2003       $   - 0 -        $ - 0 -      $ - 0 -         $ - 0 -          $ - 0 -
  Legal Affairs                  2002       $   - 0 -        $ - 0 -      $ - 0 -         $ - 0 -          $ - 0 -
============================ ============ ================ =========== ============ =================== ==================

      (1) Mr. Rothschild executed an employment agreement with the company on August 23, 2004. The base annual salary is $175,000. Mr. Rothschild's 2004 salary was calculated to include: (a) pre-merger compensation earned from Trust Licensing, LLC during 2004; and (b) post-merger compensation earned from the company for the period of August 23, 2004 through December 31, 2004. To provide assistance to the company's cash flow, Mr. Rothschild agreed to defer payment of $41,958 of his 2004 base salary and $45% of his 2005 base salary (earned between January 1, 2005 and June 10, 2005) until a later, unspecified date. These amounts have been accrued as a current liability on the company's Balance Sheet.

      (2) Represents the approximate value of a monthly automobile allowance as provided in Mr. Rothschild's employment agreement, through December 31, 2004.

      (3) Mr. Sass executed an employment agreement with the company on August 23, 2004. The base annual salary is $175,000. Mr. Sass's 2004 salary was calculated to include: (a) pre-merger compensation earned from Trust Licensing, LLC during 2004; and (b) post-merger compensation earned from the company for the period of August 23, 2004 through December 31, 2004. To provide assistance to the company's cash flow, Mr. Sass agreed to defer payment of $41,958 of his 2004 base salary and $45% of his 2005 base salary (earned between January 1, 2005 and June 1, 2005) until a later, unspecified date. These amounts have been accrued a current liability on the company's Balance Sheet.

      (4) Represents the approximate value of a monthly automobile allowance as provided in Mr. Sass's employment agreement, through December 31, 2004.

      (5) Mr. Moore executed an employment agreement with the company on August 23, 2004. The base annual salary is $132,000. Mr. Moore's 2004 salary was calculated to include: (a) pre-merger compensation earned from Trust Licensing, LLC during 2004; and (b) post-merger compensation earned from the company for the period of August 23, 2004 through December 31, 2004. To provide assistance to the company's cash flow, Mr. Moore agreed to defer payment of approximately $25,182 of his 2004 base salary until a later, unspecified date. This amount relates to compensation earned during 2004 and has been accrued as a current liability on the company's Balance Sheet. On May 1, 2005, Mr. Moore's employment contract was amended to conform the benefits to those received by the company's other executive officers and to increase the base salary to $160,000 annually. Mr. Moore has agreed to accept payment of salary at the pre-amendment contracted salary rate until August 24, 2005. Currently and until August 24, 2005, the salary increase will be accrued and added to total compensation owed to him.

      The company does not provide its employee directors with additional compensation for serving on the company's board of directors. Adam Bauman, the company's current sole independent director, has been compensated with a grant on options of 300,000 of the company's shares under the company's Equity Incentive Plan. Mr. Bauman's options have an exercise price of $0.04/share (the fair market value of the stock on the grant date), expire ten years from the grant date, and vest in their entirety on May 23, 2006.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth as of September 30, 2005 certain information as of the record date concerning the beneficial ownership of our shares by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares; (ii) each director; (iii) each of the named executive officers (as defined below); and (iv) all executive officers and directors as a group.

=============================================================== =========================================== ================
                                                                Amount and Nature of Beneficial Ownership     Percent of
                             Name                                            of Common Shares                  Class (2)
--------------------------------------------------------------- ------------------------------------------- ----------------
Leigh M. Rothschild                                                            173,427,700(1)                    57.7%
--------------------------------------------------------------- ------------------------------------------- ----------------
Irrevocable Trust Agreement Number III                                         126,785,100                       42.2%
--------------------------------------------------------------- ------------------------------------------- ----------------
Jeffrey W. Sass                                                                 65,018,000                       21.6%
--------------------------------------------------------------- ------------------------------------------- ----------------
Michael R. Moore                                                                10,000,000                        3.3%
--------------------------------------------------------------- ------------------------------------------- ----------------
Jay Howard Linn                                                                  1,000,000                        *
--------------------------------------------------------------- ------------------------------------------- ----------------
Adam Bauman                                                                        300,000(3)                     *
--------------------------------------------------------------- ------------------------------------------- ----------------
Executive Officers and Directors as a Group (5 persons)                        249,445,700                       83.0%
=============================================================== =========================================== ================


      * Less than 1%

      (1) Includes 46,642,600 shares owned by Mr. Rothschild directly and 126,785,100 owned by Irrevocable Trust Agreement Number III, a trust in which Mr. Rothschild is a direct beneficiary.

      (2) Excludes: (a) 60,000,000 treasury shares pledged to Montgomery as collateral for the company's obligations under the Note; and (b) 2,000,000 other treasury shares held by the company. Also excludes the warrant for 200,000 shares issued to Cornell and options issued pursuant to the company's Equity Incentive Plan.

      (3) Mr. Bauman owns options to purchase 300,000 shares.

    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
                              STOCKHOLDER MATTERS

      The company's shares are currently listed on the Bulletin Board System under the symbol "CNCM.OB." The common stock began trading on December 31, 2004. The following table sets forth the high and low bid prices for our shares for the periods indicated as reported by the NASDAQ Over-The-Counter Bulletin Board since trading has begun are shown below.

========================================== ======================================== ========================================
                  2005                                    High Bid                                  Low Bid
------------------------------------------ ---------------------------------------- ----------------------------------------
              First Quarter                                $0.09                                     $0.01
------------------------------------------ ---------------------------------------- ----------------------------------------
             Second Quarter                                $0.05                                     $0.02
------------------------------------------ ---------------------------------------- ----------------------------------------
                  2004
------------------------------------------ ---------------------------------------- ----------------------------------------
         December 8- December 31                            None                                      None
            (First Available)
========================================== ======================================== ========================================


HOLDERS OF COMMON STOCK

      As of September 30, 2005, we had approximately 350 shareholders of record.

DIVIDEND POLICY

      As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

EQUITY INCENTIVE PLAN

      On January 12, 2005 Mr. Leigh M. Rothschild, as the sole Director of the company, approved the Equity Incentive Plan (the "Plan") covering 50,000,000 shares. The Plan was subsequently approved by the shareholders.

      As of June 30, 2005 three option grants were outstanding under the plan: one grant to a non-executive employee for 2,000,000 shares, one grant to the company's independent director for 300,000 shares, and one grant to a consultant for 200,000 shares. Each option was priced at the fair market value of the company's shares at the date of grant. Exercise prices range from $0.02 per share to $0.04 per share. Only 50,000 of these options were exercisable at June 30, 2005. Subsequent to June 30, 2005, the company issued three option grants to non-employees. See "Subsequent Events" for details.

      Under the arrangement with Cornell and Montgomery, effective April 14, 2005 the company cannot grant options under the Plan in excess of 10,000,000 shares without Cornell or Montgomery's consent. This restriction is in effect so long as the Standby Equity Distribution Agreement is in place.

      The Plan provides a means whereby employees, officers, directors, and certain consultants and independent contractors of the company ("Qualified Grantees") may acquire the common shares of the company pursuant to grants of:
(i) incentive stock options ("ISO"); (ii) non-qualified stock options (the "NQS"); and (iii) restricted stock. A summary of the significant provisions of the Plan is set forth below. A copy of the full Plan is annexed to this registration statement. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

      The purpose of the Plan is to, among other things, further the long-term stability, continuing growth and financial success of the company by attracting and retaining key employees, directors and selected advisors through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the company is and will be largely dependent for the successful conduct of its business. The company believes that the

Plan will strengthen these persons' desire to remain with the company and will further the identification of those persons' interests with those of the company's shareholders.

      The Plan shall be administered by the Compensation Committee of the Board of Directors. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements under the Exchange Act and Section 162(m) of the Internal Revenue Code. However, until additional Directors are elected, Mr. Leigh M. Rothschild, the sole Director, will administer the Plan and have the ability to grant options and restricted stock under the Plan and also to appoint designees to assist him in the administration of the Plan.

      The Plan provides that options to purchase up to 50,000,000 common shares of the company may be issued to the employees, officers, directors and certain consultants and independent contractors. All present and future employees shall be eligible to receive incentive awards under the Plan, and all present and future non-employee directors shall be eligible to receive non-statutory options under the Plan. An eligible employee or non-employee director being awarded a grant shall be notified in writing of such grant, which notice shall state the number of shares for which options are granted, the option price per share, and conditions surrounding the grant and exercise of the options.

      The exercise price of shares of company Stock covered by an ISO shall be not less than 100% of the fair market value of such shares on the date of grant; provided that if an ISO is granted to an employee who, at the time of the grant, is a 10% shareholder, then the exercise price of the shares covered by the incentive stock option shall be not less than 110% of the fair market value of such shares on the date of grant. The Plan also provides for cashless exercise of Options. In such event, there may be a charge to the earnings of the company with respect to the cashless exercise of the Options.

      The Compensation Committee (or the sole Director, as the case may be) may determine the number of shares that may be awarded to a participant as restricted stock and the provisions relating to risk of forfeiture and may determine that the restricted stock is only earned upon the satisfaction of performance goals established by the Committee. The Committee shall also determine the nature, length and starting date of any performance period and the terms thereof. The maximum number of shares that may be granted to any participant may not exceed 20% of the total shares subject to the Plan.

      U.S. Federal Income Tax Consequences

      The rules governing the U.S. federal tax treatment of stock options, restricted stock and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of U.S. federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. In particular, the "American Jobs Creation Act of 2004" imposed new rules concerning the taxation of various deferred compensation arrangements. It is not clear whether, and to what extent, these new rules apply to awards under the Plan. Although the company does not believe that awards under the Plan are affected by the new rules, there can be no assurance to that effect until adequate guidance is forthcoming from the U.S. Treasury Department. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the U.S. federal income tax laws.

      Incentive Stock Options

      ISOs granted pursuant to the Plan are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an ISO within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, neither the company nor any subsidiary will be entitled to a deduction for federal income tax purposes with respect to either the issuance of the ISOs or the issuance of shares upon their exercise.

      If shares acquired upon exercise of ISOs are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible for federal income tax purposes by the company or subsidiary for whom the participant performs services ("service recipient") in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

      The foregoing discussion does not consider the impact of the alternative minimum tax, which may be particularly applicable to the year in which an ISO is exercised.

      Nonqualified Stock Options

      A participant who acquires shares by exercise of a NQSO generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the service recipient for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

      Restricted Stock

      A participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Internal Revenue Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The service recipient will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the service recipient's taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

      Several transactions involving related parties were consummated in connection with the August 2004 reverse merger:

      1. Prior to the merger Trust Licensing, LLC (the predecessor-by-merger to Trust Licensing, Inc., now a wholly-owned subsidiary of CMT, "TLLLC ") was owned by Irrevocable Trust Agreement Number III ("Trust III"), the company's Chairman, the company's Chief Executive Officer and the company's Executive Vice President, Business & Legal Affairs. The primary beneficiary of Trust III is the company's Chairman and Founder. Since July 19, 2001 (Inception) and from time to time, Trust III has advanced working capital to the company. Total advances, prior to August 24, 2004 reverse the merger, were as follows:

July 19, 2001 (inception) to December 31, 2001                $ 20,000
Year ended December 31, 2002                                  $100,000
Year ended December 31, 2003                                  $ 29,000
As of August 24, 2004                                         $110,000
                                                              --------
Total advances from Trust III at August 24, 2004              $259,000
                                                              ========

      These advances do not include amounts borrowed from Trust III pursuant to certain Notes Payable set forth in the company's financial statements.

      In addition to the above advances, a separate trust directly related to the company's Founder also advanced working capital of $7,000 during the year ended December 31, 2003. All $266,000 of these advances were repaid in full on June 7, 2004.

      An additional $20,000 was advanced to Trust III on June 7, 2004. This amount has been repaid to the company in full on February 22, 2005. All advances to and from Trust III were non-interest bearing, unsecured and due on demand.

      Included in the amounts set forth above, $165,000 is represented by a Note bearing interest at a rate of four percent (4.00%) and all principal and accrued interest thereon is due and payable on May 24, 2005. Our Chairman is the primary beneficiary of Trust III. These funds were utilized as set forth in paragraph 2 below. On May 16, 2005 the company entered into a Loan Extension Agreement with Trust III extending the maturity dates of each of these notes through December 9, 2005.

      2. New Mountaintop Corporation (now known as Connected Media Technologies, Inc., Delaware) redeemed 2,000,000 shares of common stock from Dr. Mark Golden, its former majority stockholder, for a purchase price of $135,000. In addition, we entered into a two-year consulting agreement with our former majority stockholder. Under the terms of the agreement, he will provide certain financial consulting services in return for a payment of $2,500 per month. The fees are currently accruing but are not due and payable until we raise at least $500,000 in additional capital.

      3. We entered into employment agreements with Leigh M. Rothschild, our Chairman of the Board, Jeffrey W. Sass, our President and Chief Executive Officer, and Michael R. Moore, our Executive Vice President. Annual base salaries under the employment contracts are $175,000, $175,000, and $132,000, respectively. The initial term of each contract runs through August 23, 2006. The company owes accrued salary and benefits to each of these officers. As of June 30, 2005, the company has accrued $173,745 as a current liability for this purpose. On May 1, 2005, Mr. Moore's employment contract was amended to conform the benefits to those received by the company's other executive officers and to increase the base salary to $160,000 annually. Mr. Moore has agreed to accept payment of salary at the pre-amendment contracted salary rate until August 24, 2005. Currently and until August 24, 2005, the salary increase will be accrued and added to total compensation owed to him.

      4. In addition to payment for services provided in the ordinary course of business, Michael D. Harris,. the former outside counsel of New Mountaintop Corporation was paid a finder's fee of thirty-thousand dollars ($30,000) and 1,666,663, shares (valued at approximately $50,000) of the company's common stock. The fair value of the stock was based on a mutual understanding between the company and the service provider; there had been no recent cash offerings upon which to base the fair value per share. Also, the stock was not publicly traded at that time.

      5. On October 6, 2004 (but effective November 16, 2004), the company entered into a transaction with a bank pursuant to which the company has access to a two hundred and fifty thousand dollar ($250,000) line of credit. In general, all or any portion of the $250,000 may be drawn down at any time, and must be repaid in full by October 25, 2006, with interest at the rate of libor plus 1.5%. In addition, commencing November 25, 2004 and continuing each consecutive month thereafter, the company must pay accrued interest on outstanding amounts owed. The company intends on using the line of credit for general working capital and may also repay some or all of the loans with Trust
III. The credit line is guaranteed by Trust III and secured by a Certificate of Deposit owned by the Chairman of the company. As previously noted, our Chairman is the primary beneficiary of Trust III. As of June 30, 2005, the company reflected a long term liability of $248,375 and related accrued interest of $4,750 relating to this line of credit.

      6. On July 19, 2001 (inception), the company (then operating as Trust Licensing, LLC) sold 100 membership units for $20,000 to Trust III. Effective January 2, 2004, membership interest were sold to the company's Chairman, the company's Chief Executive Officer, and the company's Executive Vice President, Business & Legal Affairs.

      7. On August 13, 2001, our principal patent was validly assigned from the individual/promoter to Irrevocable Trust Agreement Number 1 ("Trust I") and simultaneously assigned from Trust I to TLLLC. At the time we, upon the advice of our auditors made we valued the patent as zero for GAAP purposes. Effective August 24, 2004, our principal patent is owned by Trust Licensing, Inc. as a result of the reverse triangular merger. Trust Licensing, Inc. is a wholly-owned subsidiary of CMT.

      8. During the period from July 19, 2001 (inception) to December 31, 2004, the company received working capital totaling $266,000. The company also repaid the entire $266,000 on June 7, 2004.

      9. On August 24, 2004, October 8, 2004, and March 9, 2005 the company issued notes payable to Trust III for $165,000, $25,000 and $55,000 respectively. On May 16, 2005 the company entered into a Loan Extension Agreement with Trust III extending the maturity dates of each of these notes through December 9, 2005. The specific extensions granted were as follows:

Original Issue Date    Principal Amount    Original Maturity Date    New Maturity Date
-------------------    ----------------    ----------------------    -----------------
August 24, 2004            $165,000        May 25, 2005              December 9, 2005
October 8, 2004            $ 25,000        July 8, 2005              December 9, 2005
March 9, 2005              $ 55,000(1)     See Note (2) Below        December 9, 2005(3)


      (1) The March 9, 2005 was structured as a Promissory Note/Line of Credit. As of June 6, 2005 the company has drawn down $42,000 of this amount (of which $30,000 has been repaid).

      (2) The original maturity date of the March 9, 2005 Note was the earlier of: (a) the company receiving a bridge loan or equity investment that nets the company at least $300,000; or (b) December 9, 2005.

      (3) The company has paid $30,000 of principal due on the March 2005 Note promptly after receipt of the proceeds of the "Second Closing" (as that term is defined in the $600,000 note from the company to Montgomery.

      10. The company engaged a law firm whose counsel is the father of the company's Chief Executive Officer. The company had total expenses of approximately $106,000 for legal fees to this related party for the period January 1, 2005 through August 31, 2005. The company had total expenses of $46,399 to the firm for fees in 2004. The company has used the services of the law firm to handle the August 2004 reverse merger transaction, the April 2005 Cornell financing transactions, and general SEC related matters. During April 2005 the company paid $50,000 to the law firm to be applied against outstanding invoices.

      11. As of December 31, 2004, Jay Howard Linn earned fees of approximately $11,000 for professional services rendered as our Acting Chief Financial Officer. Mr. Linn has been paid $6,500 of this amount and $4,500 remains owed to him. Mr. Linn is Trustee of Trust III.

      12. On March 9, 2005 the company entered into a line of credit arrangement to borrow up to an additional $55,000 from Trust III. As of June 6, 2005 the company has drawn down $42,000 of this amount (of which $30,000 has been repaid). The line of credit arrangement is evidenced by the issuance of a Promissory Note/Line of Credit. This note bears interest at 10% per annum and was originally payable at the earlier of the company receiving a bridge loan or equity investment that nets proceeds to the company of at least $300,000, or December 9, 2005. The maturity date since been revised and extended through December 9, 2005 pursuant to a Loan Extension Agreement by and between the company and Trust III dated May 16, 2005.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

      The company is authorized to issue 750,000,000 shares of Common Stock, par value $0.0001, of which 302,507,663 shares were issued and 300,507,663 outstanding at September 30, 2005. The company has 62,000,000 shares of common stock in its treasury, of which 60,000,000 are pledged as security for the $600,000 note payable to Montgomery. The securities being offered hereby are common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the shares could, if they chose to do so, elect all of the directors of the company. Upon liquidation, dissolution, or winding up of the company, the assets of the company, after the payment of liabilities, will be distributed pro rata to the holders of the shares. All outstanding shares are, and those issued pursuant to the Standby Equity Distribution Agreement will be, fully paid and non assessable.

PREFERRED STOCK

      The company is authorized to issue 10,000,000 shares of Preferred Stock, par value $0.0001. As of the date hereof, there are no shares of preferred stock issued or outstanding.

LIMITATION OF LIABILITY: INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On October 11,2004, the company engaged Salberg & Company, P.A. as the Company's independent accountants to audit the balance sheets, statements of operations, changes in stockholders' equity (deficiency) and cash flows for Trust Licensing, Inc., a Florida corporation and wholly owned subsidiary of the company.

      Dorra Shaw & Dugan, Certified Public Accountants ("Dorra Shaw") had been engaged as the company's principal independent accountants. Dorra Shaw reported that the company's financial statements during the two-year period ended December 31, 2003 and for the interim quarterly periods ending March 31, 2004 and June 30, 2004 did not contain an adverse opinion or disclaimer opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 2003, and the subsequent interim periods preceding such dismissal, the company did not have any disagreements with Dorra Shaw on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dorra Shaw would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

                                     EXPERTS

      The audited consolidated financial statements included in this prospectus and elsewhere in the registration statement at December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2004 and 2003 and for the period from July 19, 2001 (inception) through December 31, 2004 have been audited by Salberg. & Company, P.A. The reports of Salberg & Company, P.A. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Salberg & Company, P.A. contained elsewhere in this prospectus, contain an explanatory paragraph regarding the company's ability to continue as a going concern.

TRANSFER AGENT

      Our transfer agent is Interwest Transfer Company, 1981 East 4800 South Suite 100 Salt Lake City, Utah 84117. The telephone number is (801) 272-9294.

                                  LEGAL MATTERS

      McLaughlin & Stern, LLP has passed upon the validity of the shares offered herein. McLaughlin & Stern, LLP is located at 260 Madison Avenue, 18th Floor, New York, NY 10016.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to the company and the shares to which this prospectus relates. Copies of the registration statement and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. Information on the operations of Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as CMT that are filed electronically with the Commission at the following Internet address: (http:www.sec.gov).

             Report of Independent Registered Public Accounting Firm

To the Board of Directors of:
     Trust Licensing, Inc.
     (A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Trust Licensing, Inc. and Subsidiary (a development stage company) as of December 31, 2004 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003 and for the period from July 19, 2001 (inception) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of Trust Licensing, Inc. and Subsidiary (a development stage company) as of December 31, 2004, and the consolidated results of their operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003, and for the period from July 19, 2001 (inception) to December 31 2004, in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 12, subsequent to the issuance of the Company's December 31, 2004 consolidated financial statements and our report thereon dated February 7, 2005 we became aware certain costs relating to the recapitalization should have been charged to equity rather than expensed. In our related report, we expressed an unqualified opinion with an explanatory paragraph describing conditions that raise doubt about the Company's ability to continue as a going concern. Our opinion on the revised consolidated financial statements, as expressed herein, remains unqualified with an explanatory paragraph describing conditions that raise doubt about the Company's ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has no revenues, a net loss of $119,568 in 2004, a working capital deficiency of $497,084, a stockholders' deficiency of $487,221 and a deficit accumulated during development stage of $422,626 at December 31, 2004. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 7, 2005
   (except for Note 12, as to which is September 20, 2005)

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                               December 31, 2004

                                     ASSETS
                                                                     As Restated
                                                                      (Note 12)
                                                                     -----------
Current Assets
  Cash                                                                $  33,991
  Due from Related Party                                                 20,000
                                                                      ---------
Total Current Assets                                                     53,991
                                                                      ---------
Office equipment, net of $22,605 accumulated
  depreciation                                                            9,863
                                                                      ---------
Total Assets                                                          $  63,854
                                                                      =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
  Accounts payable                                                    $  26,146
  Accounts payable, related party                                        47,699
  Accrued expenses                                                       10,645
  Accrued compensation, officers                                        104,101
  Accrued payroll taxes payable                                          17,276
  Note payable, related party                                           190,000
  Accrued interest payable, related party                                 2,563
  Accrued interest payable                                                1,270
  Line of credit                                                        151,375
                                                                      ---------
Total Current Liabilities                                               551,075
                                                                      ---------
Commitments and Contingencies (See Note 8)

Stockholders' Deficiency
  Common stock,  $0.0001 par value;
    500,000,000 shares authorized,
    294,066,663 shares issued and
    292,066,663 outstanding                                              29,407
  Additional Paid-in Capital                                             40,998
  Deficit accumulated during the development stage                     (422,626)
  Treasury Stock at cost (2,000,000 shares)                            (135,000)
                                                                      ---------
Total Stockholders' Deficiency                                         (487,221)
                                                                      ---------
Total Liabilities and Stockholders' Deficiency                        $  63,854
                                                                      =========

          See accompanying notes to consolidated financial statements

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                      Consolidated Statements of Operations

                                                                                        For the
                                                                                      Period from
                                                            Year ended               July 19, 2001
                                                            December 31,            (Inception) to
                                                       2004              2003      December 31, 2004
                                                   -------------    -------------  -----------------
                                                    As Restated                       As Restated
                                                     (Note 12)                         (Note 12)
Revenue                                            $          --    $          --    $          --
                                                   -------------    -------------    -------------
Operating Expenses
Payroll and contract services                            369,543               --          369,543
Professional fees                                        258,686          162,667          477,733
Research and development                                  30,194               --           30,194
Rent                                                      19,255               --           19,255
Depreciation                                               9,398            7,178           22,605
Costs of recapitalization                                 62,217               --           62,217
General and administrative                                66,442            2,890           80,981
Impairment loss                                               --            5,070           61,265
                                                   -------------    -------------    -------------
Total Operating Expenses                                 815,735          177,805        1,123,793
                                                   -------------    -------------    -------------

Loss from Operations                                    (815,735)        (177,805)      (1,123,793)

Other Income (Expense)
Other income                                             700,000               --          705,000
Interest expense - related party                          (2,563)              --           (2,563)
Interest expense                                          (1,270)              --           (1,270)
                                                   -------------    -------------    -------------
Total Other Income (Expense)                             696,167               --          701,167
                                                   -------------    -------------    -------------

Net Loss                                           $    (119,568)   $    (177,805)   $    (422,626)
                                                   =============    =============    =============

Net Loss Per Share  - Basic and Diluted            $          --    $          --    $          --

Weighted average number of shares outstanding
  during the year - basic and diluted                277,901,150      270,072,000      272,338,170
                                                   =============    =============    =============

          See accompanying notes to consolidated financial statements

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
          Consolidated Statement of Changes in Stockholders' Deficiency
               Years ended December 31, 2004 and 2003 and for the
           period from July 19, 2001 (inception) to December 31, 2004

                                                                                Deficit
                                                                              accumulated
                                         Common Stock         Additional       during the
                                  ------------------------      Paid-in       development    Treasury
                                    Shares         Amount       Capital          stage         Stock           Total
                                  -----------   -----------   -----------    -----------    -----------    -----------
Issuance to founders              270,072,000   $    27,007   $    (7,007)   $        --    $        --    $    20,000

Net loss, 2001                             --            --            --        (47,059)            --        (47,059)
                                  -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 2001        270,072,000        27,007        (7,007)       (47,059)       (27,059)

Net loss, 2002                             --            --            --        (78,194)            --        (78,194)
                                  -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 2002        270,072,000        27,007        (7,007)      (125,253)      (105,253)

Net loss, 2003                             --            --            --       (177,805)            --       (177,805)
                                  -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 2003        270,072,000        27,007        (7,007)      (303,058)            --       (283,058)

Deemed issuance including
  treasury shares                  22,328,000         2,233        (2,233)            --       (135,000)      (135,000)

Recapitalization (net equity at
  reverse merger date)                     --            --           405             --             --            405

Shares issued in exchange for
  consulting fees                   1,666,663           167        49,833             --             --         50,000

Net loss, 2004                             --            --            --       (119,568)            --       (119,568)
                                  -----------   -----------   -----------    -----------    -----------    -----------

Balance, December 31, 2004
  (As restated, Note 12)          294,066,663   $    29,407   $    40,998       (422,626)   $  (135,000)   $  (487,221)
                                  ===========   ===========   ===========    ===========    ===========    ===========

          See accompanying notes to consolidated financial statements

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                           For the
                                                                                         Period from
                                                                   Year Ended           July 19, 2001
                                                                   December 31,         (Inception) to
                                                                2004         2003      December 31, 2004
                                                            -----------  ------------  -----------------
                                                            As Restated                   As Restated
                                                             (Note 12)                     (Note 12)
Cash Flows From Operating Activities:
Net Loss                                                     $(119,568)    $(177,805)     $(422,626)
Adjustments to reconcile net loss to net cash
  used in operations:
Impairment loss - patent and trademark                              --         5,070         61,265
Depreciation                                                     9,398         7,178         22,605
Stock issued for services                                       50,000            --         50,000
Changes in operating assets and liabilities:
  Accounts payable                                            (114,477)      131,793         26,146
  Accounts payable, related party                               47,699            --         47,699
  Accrued expenses                                              10,645            --         10,645
  Accrued compensation, officers                               104,101            --        104,101
  Accrued payroll taxes payable                                 17,276            --         17,276
  Accrued interest payable, related party                        2,563            --          2,563
  Accrued interest payable                                       1,270            --          1,270
                                                             ---------     ---------      ---------
Net Cash Provided by (Used In) Operating Activities              8,907       (33,764)       (79,056)
                                                             ---------     ---------      ---------

Cash Flows From Investing Activities:
  Purchase of equipment                                        (11,576)       (7,566)       (32,468)
  Patent and trademark cost disbursements                           --        (5,070)       (61,265)
  Cash acquired in recapitalization                                405            --            405
  Advance to related party                                     (20,000)           --        (20,000)
                                                             ---------     ---------      ---------

Net Cash Used In Investing Activities                          (31,171)      (12,636)      (113,328)
                                                             ---------     ---------      ---------


Cash Flows From Financing Activities:
  Proceeds from issuance of common stock                            --            --         20,000
  Proceeds from related party note                             190,000            --        190,000
  Proceeds from related party loans                            110,000        36,000        266,000
  Proceeds from line of credit                                 151,375            --        151,375
  Repayments on related party loans                           (266,000)           --       (266,000)
  Recapitalization consideration paid for treasury shares     (135,000)           --       (135,000)
                                                             ---------     ---------      ---------
Net Cash Provided By Financing Activities                       50,375        36,000        226,375
                                                             ---------     ---------      ---------

Net Increase (Decrease) in Cash                                 28,111       (10,400)        33,991

Cash at Beginning of Period                                      5,880        16,280             --
                                                             ---------     ---------      ---------

Cash at End of Period                                        $  33,991     $   5,880      $  33,991
                                                             =========     =========      =========

Supplemental disclosure of cash flow information:

Cash paid for interest                                       $      --     $      --      $      --
                                                             =========     =========      =========
Cash paid for taxes                                          $      --     $      --      $      --
                                                             =========     =========      =========

          See accompanying notes to consolidated financial statements

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

Note 1 Nature of Operations and Summary of Significant Accounting Policies

      (A) Nature of Business

      Trust Licensing, LLC ("TLLLC") ("Company") was formed as a Florida limited liability corporation on July 19, 2001. On August 24, 2004, the Company entered into a transaction that was treated as a recapitalization with a publicly held shell known as New Mountaintop, Corporation ("NMC"). NMC was incorporated in Delaware on December 11, 1989. On August 23, 2004, NMC formed a wholly owned subsidiary named Trust Licensing, Inc. ("TLI") (legal acquirer), a Florida Corporation, which TLLLC was merged into in a transaction treated as a recapitalization of TLLLC. (See Note 6(B) regarding recapitalization).

      The Company is a technology and intellectual property company that designs technology concepts with a wide range of potential commercial applications. Currently the Company owns one issued patent, #6,101,534 ("#534 Patent") (see Notes 7 and 8(A)). The Company intends to license various technologies pursuant to the #534 Patent. The Company was originally formed to leverage an existing patent portfolio (both issued and applied for patents) and related intellectual property and technology. In addition to direct licensing royalty arrangements it intends to enter into, the Company has also enforced its rights pertaining to the patent #534 (see Note 8(A))

      Activities   during  the   development   stage  include   acquisition   of
      equity-based financing, acquisition of and creation of intellectual properties and certain research and development activities to improve current technological concepts.

      (B) Principles of Consolidation

      The consolidated financial statements include the accounts of Trust Licensing, Inc. f/k/a New Mountaintop Corporation, a Delaware corporation and its wholly owned subsidiary, Trust Licensing, LLC n/k/a Trust Licensing, Inc., a Florida corporation (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

      (C) Use of Estimates

      In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods presented. Actual results may differ from these estimates.

      Significant estimates during 2004 and 2003 include depreciable lives on equipment, valuation of intangible assets and valuation allowance for deferred tax assets.

      (D) Cash and Cash Equivalents

      For the purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

      (E) Concentrations

      The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. As of December 31, 2004, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2004.

      (F) Equipment

      Equipment is stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the 200% double declining balance method over the estimated useful lives of the assets, which is five years.

      (G) Long-Lived Assets

      The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. During the years ended December 31, 2004 and 2003, and for the period from July 19, 2001 (inception) to December 31, 2004, the Company recognized an impairment loss of $0, $5,070 and $61,265, respectively. The impairment losses are related to previously capitalized amounts relating to the #534 Patent. (See Notes 2, 7 and 8(A))

      (H) Revenue Recognition

      The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

      (i)   Royalty Revenue

            The Company intends to generate and collect periodic royalty revenue in connection with licensing agreements associated with its intellectual property. Royalty revenue is recognized as it is earned. The Company did not recognize any royalty revenue for the years ended December 31, 2004 and 2003, or for the period from July 19, 2001 (inception) to December 31, 2004, respectively.

      (ii)  Licensing Revenue

            The Company recognizes income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. The Company did not recognize any licensing revenue for the years ended December 31, 2004 and 2003, or for the period from July 19, 2001 (inception) to December 31, 2004, respectively.

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

      (iii) Other

            The Company recognizes other income from patent infringement claims when the claim is settled, whether by negotiation or litigation. The Company recognized other income of $700,000 for the year ended December 31, 2004. (See Note 8(A) and below)

      During the year ended December 31, 2002, the Company recognized $5,000 as a component of other income. The source of this income was a settlement between the Company and an unrelated third party relating to the #534 Patent. There were no continuing commitments in connection with this settlement.

      (I) Net Loss Per Share

      In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share", basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. At December 31, 2004 and 2003, and for the period from July 19, 2001 (inception) to December 31, 2004, there were no common share equivalents, which could potentially dilute future earnings per unit.

      (J) Research and Development Costs

      In 2004, the Company disbursed $30,194 in connection with the maintenance of patent #534. Pursuant to SFAS No. 2, "Research and Development Costs" ("SFAS 2"), these disbursements should be expensed as incurred. Research and development expense was $30,194, $0 and $30,194 for the years ended December 31, 2004, 2003 and for the period from July 19, 2001 (inception) to December 31, 2004, respectively.

      (K) Income Taxes

      For the period from July 19, 2001 (inception) to August 24, 2004, TLLLC was taxed as a partnership and was not subject to federal and state income taxes; accordingly, no provision had been made.

      On August 24, 2004, effective with the reverse triangular merger and the change in legal entity from a limited liability corporation to a C-Corporation, the Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date. (See Note 10)

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

      (L) New Accounting Pronouncements

      Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supersedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supersedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 had a material effect on the Company's financial position, results of operations and liquidity due to the Company reporting impairment charges relating to a contributed patent (see Notes 2, and 7) of $0, $5,070 and $61,265, respectively, for the years ended December 31, 2004 and 2003, and for the period from July 19, 2001 (inception) to December 31, 2004, respectively.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), as amended by FIN46(R), which represents an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements". ARB 51 requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interests in entities (referred to as "variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. As amended by FIN 46(R), this interpretation is effective by the end of the first reporting period ending after December 15, 2003 for small business issuers that have special purpose entities and after December 15, 2004 for all other types of variable interest entities. The adoption of FIN 46 did not have a material impact on the Company's consolidated financial position, results of operations, or liquidity.

      In December 2004, the FASB issued SFAS 153 "Exchanges of Non-monetary Assets" - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's consolidated financial position, results of operations or cash flows.

      In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

      accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The Company is currently evaluating the impact this new Standard will have on its consolidated financial position, results of operations or cash flows.

      (M) Reclassifications

      Certain amounts in the year 2003 consolidated financial statements have been reclassified to conform to the year 2004 consolidated presentation.

Note 2 Patent

Prior to the formation of TLLLC (July 19, 2001), the individual who is the primary beneficiary of Irrevocable Trust Agreement Number I ("Trust I") (see below) had created, maintained and enhanced the #534 Patent. Pursuant to Staff Accounting Bulletin Topic 5(G), "Transfers of Nonmonetary Assets by Promoters or Shareholders", the patent was contributed to the Company at its historical cost basis of $0 as determined under generally accepted accounting principles. (See Notes 7 and 8(A))

On August 13, 2001, the patent was validly assigned from the individual/promoter to Trust I and then simultaneously assigned from Trust I to TLLLC. Subsequently, all costs incurred and paid by the Company were initially capitalized. Pursuant to SFAS No. 144, management is unable to predict positive future cash flows that can be generated from patent #534 and could not assess a non-zero fair value of the patent. Pursuant to SFAS No. 144, as discussed above, all costs were considered non-recoverable and the Company charged the statement of operations for the related impairment loss.

The impairment losses are as follows:

July 19, 2001 (inception) to December 31, 2001       $ 17,014
Year ended December 31, 2002                           39,181
Year ended December 31, 2003                            5,070
Year ended December 31, 2004                               --
                                                     --------

Total impairment loss                                $ 61,265
                                                     ========

Note 3 Loans Receivable and Payable, Related Parties

Prior to the merger the Company's sole member and 100% owner was Irrevocable Trust Agreement Number III ("Trust III"). The primary beneficiary of Trust III is the Company's Founder. Since July 19, 2001 (Inception) and from time to time, Trust III has advanced working capital to the Company. Total advances, prior to the merger, were as follows:

July 19, 2001 (inception) to December 31, 2001      $  20,000
Year ended December 31, 2002                          100,000
Year ended December 31, 2003                           29,000
Year ended December 31, 2004                          110,000
                                                    ---------

Total advances from Trust III                       $ 259,000
                                                    =========

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

In addition to the above advances, a separate Trust directly related to the Company's Founder also advanced working capital of $7,000 during the year ended December 31, 2002.

All $266,000 of these advances were repaid in full on June 7, 2004. (See Note 7)

An additional $20,000 was advanced to Trust III on June 7, 2004. At December 31, 2004, the $20,000 has been recorded on the balance sheet as Due from a related party. (See Note 7)

All loans to and from Trust III are non-interest bearing, unsecured and due on demand.

Note 4 Note Payable, Related Parties and Accrued Interest Payable, Related Party

On August 24, 2004, the Company issued a note payable for $165,000 to Trust III for a term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. The Company used these funds in connection with the reverse triangular merger in order to acquire NMC (a public shell) (see Notes 6(B) and 7). During the year ended December 31, 2004, the entire $165,000 was charged to operations as costs of recapitalization. Of the $165,000 borrowed, $135,000 was paid to NMC's former sole officer and director to acquire NMC and the remaining $30,000 represented a finder's fee paid to an unrelated third party who arranged for the transaction.

On October 8, 2004, the Company issued a note payable for $25,000 to Trust III for a term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. (See Note 7)

Total notes payable, related party aggregated $190,000 at December 31, 2004.

At December 31, 2004, the Company had accrued interest payable with a related party for $2,563.

See Notes 6(B) and 7.

Note 5 Line of Credit

On October 6, 2004, the Company entered into a revolving line of credit as evidenced by a promissory note. Pursuant to the terms of the promissory note, the Company may borrow up to $250,000. The interest rate is variable and can adjust on a daily basis to the Wall Street Journal Prime Rate. This rate plus 1.5% will be the amount of the variable interest rate. On the date in which the promissory note was executed, the Company's initial rate was 6.25%. The note is unsecured. The debt is being guaranteed by an entity controlled by the Company's Chairman. At December 31, 2004, the Company had drawn down $151,375 on the line of credit and accrued a liability for $151,375.

At December 31, 2004, the Company had accrued interest payable of $1,270.

See Note 11 for additional draw down.

Note 6   Stockholders' Deficiency

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

(A) Stock issuances

On or about July 19, 2001 (Inception), the Company sold 100 units for $20,000 to Trust III. (See Note 7)

On August 24, 2004, the Company issued 1,666,663 shares of its common stock having a fair value of $0.03 per share aggregating $50,000 in exchange for consulting services rendered. The fair value of the stock was based on a mutual understanding between the Company and the service provider based on the value of the services provided. There have been no recent cash offerings in which to base the fair value per share. In addition, the stock was not publicly traded as of December 31, 2004.

(B) Recapitalization

On August 24, 2004 (the "recapitalization date"), the Company was acquired by an inactive publicly held Delaware corporation in a transaction accounted for as a reverse triangular merger and recapitalization of the Company. The members/stockholders of the Company received 270,072,000 common shares of the publicly held company or approximately 93% of the total outstanding voting common stock just subsequent to the reverse triangular merger and after giving effect to a 1:10 reverse common stock split of the Delaware Corporation prior to the reverse triangular merger. The shares of common stock were issued to the members of TLLLC as follows; Trust III, the sole member of TLLLC prior to the recapitalization received 195,054,000 shares, the Company's President and CEO received 65,018,000 shares and the Company's Executive Vice President and Secretary received 10,000,000 shares. As part of the reverse triangular merger, NMC redeemed 2,000,000 (post-split) shares of its common stock from its sole director and former principal shareholder for cash consideration paid to the former principal stockholder of NMC totaling $135,000. The 2,000,000 shares were reissued in the Company's name as treasury shares and accounted for using the cost method. Immediately prior to the closing, Trust Licensing, LLC borrowed $165,000 from Trust III, a related party, (See Notes 4 and 7). The entire $165,000 was charged to operations as a cost of recapitalization.

In addition to the $135,000 paid for the public shell, accounted for as treasury stock, the Company incurred and paid an additional $30,000 as a finders fee and $32,217 (see Note 7) for certain related legal and other professional fees associated with the recapitalization. For the year ended December 31, 2004, the Company charged the statement of operations for $62,217 as total transaction costs of recapitalization and $135,000 to treasury stock.

As a result of the above recapitalization, the original shareholders of the publicly held shell are deemed to have been issued 20,328,000 common shares of the Company and 2,000,000 are held as treasury shares. All share and per share information in the accompanying consolidated financial statements has been retroactively restated to reflect the recapitalization.

The Company's financial statements just after the transaction consist of the assets and liabilities of both entities at historical cost, the historical operations of the Company (TLLLC), and the operations of the publicly held corporation from the recapitalization date.

(C) Corporate Name Change

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

      On September 15, 2004, the Company changed its name from New Mountaintop Corporation to Trust Licensing, Inc.

Note 7 Related Parties

On July 19, 2001  (inception),  the Company  sold 100 units for $20,000 to Trust
III. (See Note 3)

On August 13, 2001, the patent was validly assigned from the individual/promoter to Trust I and simultaneously assigned from Trust I to TLLLC. Effective August 24, 2004, the patent is owned by Trust Licensing, Inc. as a result of the reverse triangular merger. (See Note 2)

During the period from July 19, 2001 (inception) to December 31, 2004, the Company received working capital from related parties totaling $266,000. The Company also repaid the entire $266,000 on June 7, 2004. (See Note 3)

During the year ended December 31, 2004, the Company advanced Trust III $20,000. (See Note 3)

On August 24, 2004 and October 8, 2004, the Company issued notes payable for $165,000 and $25,000 respectively. In connection with these notes, the Company recorded $2,563 of interest expense (See Note 4)

During 2004, the Company engaged a law firm whose counsel is the father of the Company's President. The Company had total expenses in 2004 of $46,399 for legal fees to this related party. Of the total, $14,182 was for legal fees subsequent to the reverse merger and $32,217 was for legal fees associated with the direct costs of recapitalization. (See Note 6(B)).

During 2004, we paid approximately $6,500 for professional services rendered to our acting Chief Financial Officer. At December 31, 2004, $4,500 remains payable. The acting Chief Financial Officer is also the trustee of Trust III.

Note 8 Commitments and Contingencies

      (A) Litigation Settlement - Other Income

      During 2003, the Company filed suit in the United States District Court of the Southern District of Florida against an unrelated third-party for, among other things, infringement of the '534 Patent (Case No. 03-20672). A subsequent related civil action was initiated by the third party against the Company in the Superior Court of California, County of Santa Clara for, among other things, breach of contract (Case No. 103-009764). The settlement was finalized on May 5, 2004 and paid on June 4, 2004 under the following terms:

            1. The third party paid to the Company's escrow agent $700,000. Of the total, the Company was remitted $475,000. The remaining $225,000 was paid to settle accrued legal fees in connection with this lawsuit and is reflected in professional fees in the accompanying consolidated financial statements.

            2.    The   Company   granted   to  the   third   party  a   certain
                  non-exclusive, non-transferable, worldwide, fully paid up right and license under the #534 Patent.

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

      The $700,000 was recorded as other income during the year ended December 31, 2004.

      (B) Employment Agreements

      On August 23, 2004, the Company entered into the following employment agreements:

            1.    Chairman of the Board
                  a. Term is from August 23, 2004 to August 23, 2006.
                  b. Salary will be $175,000 per year

            2.    President and CEO
                  a. Term is from August 23, 2004 to August 23, 2006.
                  b. Salary will be $175,000 per year

            3.    Executive Vice President
                  a. Term is from August 23, 2004 to August 23, 2006.
                  b. Salary will be $132,000 per year

      At December 31, 2004, the Company accrued $104,101 in connection with these employment agreements.

      (C) Consulting Agreement

      On August 23, 2004, the Company entered into a consulting agreement with the former sole officer and director of NMC. Under the terms of the agreement, the consultant will provide certain financial consulting services. The term of the agreement is from August 23, 2004 to August 23, 2006. The consultant will receive $2,500 per month as compensation. All accrued fees shall be immediately payable to the consultant upon receiving net cash financing proceeds of at least $500,000. At December 31, 2004, the Company accrued $10,645 in connection with this consulting agreement.

Note 9 Going Concern

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $119,568 for the year ended December 31, 2004 and a working capital deficiency of $497,084, deficit accumulated during the development stage of $422,626 and a stockholders' deficiency of $487,221 at December 31, 2004. The Company has no operating revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues from the licensing of the #534 Patent. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is currently a development stage company and its continued existence is dependent upon the Company's ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. In May 2004, the Company received net proceeds of $475,000 from the settlement of a lawsuit (see note 8(A)). The settlement of the lawsuit provided the Company operating capital but due to other commitments pertaining to employment agreements (see note 8(B)) and future cash requirements to implement the business plan, there remains doubt about the

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

Company's ability to continue as a going concern. The Company has yet to generate an internal cash flow, and until licensing activities commence, the Company is very dependent upon debt and equity funding.

Note 10 Income Taxes

There was no income tax expense for the years ended December 31, 2004 and 2003 due to the Company's net losses and utilization of net operating loss carryforwards. Additionally, during the period from July 19, 2001 (inception) to August 23, 2004, the Company was taxed as a partnership and was not subject to federal and state income taxes; accordingly, no provision had been made.

The Company's tax expense differs from the "expected" tax expense for the year ended December 31, 2004, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                           2004        2003
                                                         --------    --------
Computed "expected" tax expense (benefit)                $(40,653)   $
Change in valuation allowance                              40,653          --
                                                         --------    --------
                                                         $     --    $     --
                                                         ========    ========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2004 are as follows:

Deferred tax assets:
Net operating loss carryforward                      $(40,653)
                                                     --------
Total gross deferred tax assets                       (40,653)
Less valuation allowance                               40,653
                                                     --------
Net deferred tax assets                              $     --
                                                     ========

The Company has a net operating loss carryforward of approximately $119,568 available to offset future taxable income expiring 2024. Utilization of this loss may be limited due to a change in control, which occurred on August 24, 2004 (See Note 1 (A)).

The valuation allowance at December 31, 2003 was $0. The net change in valuation allowance during the year ended December 31, 2004 was an increase of $40,653.

Note 11 Subsequent Events

On January 12, 2005, the Company adopted the Trust Licensing Equity Incentive Plan ("The Plan"). Pursuant to the Plan, the following terms exist:

(i)   Number of Shares Available

      The Company may issue up to 50,000,000 shares of its common stock.

(ii)  Individual Award Limitation
      The maximum number of Shares granted hereunder to any one participant may not exceed twenty percent (20%) of the total shares subject to the Plan.

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

(ii)  Eligibility

      Incentive stock options ("ISO") may be granted only to employees (including officers and directors) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company, provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan.

(iii) Options

      Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or Non-qualified stock option ("NQSO") ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

(v)   Exercise Period

      Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement;
      provided,   however,  that  no  Option  shall  be  exercisable  after  the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

(vi)  Exercise Price

      The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than the par value of a Share on the date of grant provided that: (i) the Exercise Price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of any option granted that the Committee intends to qualify under Section 162(m) of the Code, shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

(vii) Limitations on ISO's

      The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO's are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISO's are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the Options for the first One Hundred Thousand

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 2004

      Dollars ($100,000) worth of Shares to become exercisable in such calendar year shall be ISO's and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year shall be NQSO's. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO's, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

During the period between January 1, 2005 and February 22, 2005, the Company elected to draw down substantially all of the remaining balance on its $250,000 line of credit. (See Note 5).

On February 22, 2005, Irrevocable Trust Agreement Number III paid the Company $20,000 to repay amounts previously owed to the Company and included on the Company's financial statements as "Due From Related Party". As of February 22, 2005, no amounts are currently owed to the Company from Irrevocable Trust Agreement Number III or any other related or affiliated party.

Note 12 Restatement

Subsequent to the issuance of the Company's December 31, 2004 consolidated financial statements, management became aware that $135,000 of cost paid to redeem 2,000,000 common shares as part of the recapitalization should have been charged to equity rather than to operations. In addition, those shares were reissued in the Company's name as treasury shares and accordingly should have been reflected as treasury shares in the consolidated balance sheet. The correction of these items in the restated consolidated financial statements has the effect of reducing expense of recapitalization and thereby reducing net loss in the consolidated statement of operations for the year ended December 31, 2004 and for the period from July 19, 2001 (inception) to December 31, 2004 by $135,000 and reclassifying $135,000 from deficit accumulated during development stage to treasury stock in the consolidated balance sheet at December 31, 2004. There was no net effect on consolidated net loss per share.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                 June 30, 2005
                                   (Unaudited)

                                     ASSETS
                                                                    As Restated
                                                                     (Note 12)
                                                                    -----------
Current Assets
  Cash                                                              $   191,746
  Prepaid expenses                                                       19,262
                                                                    -----------
Total Current Assets                                                    211,008
                                                                    -----------

Office equipment, net of $20,254 accumulated depreciation                14,571
                                                                    -----------
Total Assets                                                        $   225,579
                                                                    ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
  Accounts payable                                                  $    28,486
  Accounts payable - related party                                       93,998
  Accrued expenses                                                       25,645
  Accrued compensation - officers                                       173,745
  Accrued payroll taxes payable                                          35,160
  Accrued interest payable - related party                                6,693
  Accrued interest payable                                                4,750
  Note payable - related party                                          202,000
  Promissory Note                                                       600,000
                                                                    -----------
Total Current Liabilities                                             1,170,477
                                                                    -----------

Long Term Liabilities
  Line of credit                                                        248,375
                                                                    -----------

Total Liabilities                                                     1,418,852
                                                                    -----------
Commitments and Contingencies (See Note 9)

Stockholders' Deficiency
  Preferred stock,  $0.0001 par value;
    10,000,000 shares authorized,
    none issued  and outstanding                                             --
  Common stock,  $0.0001 par value;
    750,000,000 shares authorized,
    302,507,663 shares issued 300,507,663 outstanding                    30,251
  Additional paid-in capital                                            322,292
  Deficit accumulated during the development stage                   (1,152,865)
                                                                    -----------
                                                                       (800,322)
                                                                    -----------
  Less: Deferred equity line commitment fee                            (185,734)
  Less: Deferred compensation                                            (3,761)
  Less: Deferred consulting                                             (68,456)
  Less: Treasury stock (2,000,000 shares at cost)                      (135,000)
                                                                    -----------
Total Stockholders' Deficiency                                       (1,193,273)
                                                                    -----------

Total Liabilities and Stockholders' Deficiency                      $   225,579
                                                                    ===========

     See accompanying notes to unaudited consolidated financial statements

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                                                                        For the
                                                                                                                      Period from
                                                                                                                     July 19, 2001
                                                                                                                    (Inception) to
                                                       Three Months Ended                Six Months Ended            June 30, 2005
                                                            June 30,                          June 30,                As Restated
                                                     2005             2004             2005             2004            (Note 12)
                                                 -------------    -------------    -------------    -------------    -------------
Revenue                                          $          --    $          --    $          --    $          --    $          --
                                                 -------------    -------------    -------------    -------------    -------------
Operating Expenses
Payroll, contract services and
  stock based compensation                             157,008           46,783          306,609           57,629          676,152
Professional fees                                      128,967          148,130          192,652          148,130          670,385
Research and development                                10,142               --           22,265               --           52,459
Rent                                                     6,992            5,744           13,817            7,295           33,072
Depreciation                                            (1,110)           2,143            3,507            4,285           26,112
Costs of recapitalization                                   --               --               --               --           62,217
Equity line commitment fee expense                      19,531               --           19,531               --           19,531
General and administrative                              89,940           13,909          139,164           20,380          220,145
Impairment loss                                             --               --               --            1,287           61,265
                                                 -------------    -------------    -------------    -------------    -------------
Total Operating Expenses                               411,470          216,709          697,545          239,006        1,821,338
                                                 -------------    -------------    -------------    -------------    -------------

Loss from Operations                                  (411,470)        (216,709)        (697,545)        (239,006)      (1,821,338)

Other Income (Expense)
Other income                                                --          700,000               --          700,000          705,000
Interest expense                                       (27,585)              --          (32,694)              --          (36,527)
                                                 -------------    -------------    -------------    -------------    -------------
Total Other Income (Expense), net                      (27,585)         700,000          (32,694)         700,000          668,473
                                                 -------------    -------------    -------------    -------------    -------------

Net Income (Loss)                                $    (439,055)   $     483,291    $    (730,239)   $     460,994    $  (1,152,865)
                                                 =============    =============    =============    =============    =============

Net Income (Loss) Per Share - Basic and Diluted          (0.00)            0.00            (0.00)            0.00            (0.00)
                                                 =============    =============    =============    =============    =============
Weighted average number of shares outstanding
  during the period - basic and diluted            298,860,952      270,072,000      295,482,578      270,072,000      275,243,258
                                                 =============    =============    =============    =============    =============

     See accompanying notes to unaudited consolidated financial statements

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
          Consolidated Statement of Changes in Stockholders' Deficiency
         For the Six Months Ended June 30, 2005 and for the period from
                   July 19, 2001 (inception) to June 30, 2005

                                                                                        Deficit
                                                                                      accumulated     Deferred
                                                 Common Stock          Additional     during the     Equity Line
                                           -------------------------     Paid-in      Development    Commitment
                                             Shares        Amount        Capital          Stage          Fee
                                           -----------   -----------   -----------    -----------    -----------
Issuance to founders                       270,072,000   $    27,007   $    (7,007)   $        --    $        --

Net loss, 2001                                      --            --            --        (47,059)            --
                                           -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2001                 270,072,000        27,007        (7,007)       (47,059)            --

Net loss, 2002                                      --            --            --        (78,194)            --
                                           -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2002                 270,072,000        27,007        (7,007)      (125,253)            --

Net loss, 2003                                      --            --            --       (177,805)            --
                                           -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2003                 270,072,000        27,007        (7,007)      (303,058)            --

Deemed issuance including treasury
  shares redeemed                           22,328,000         2,233        (2,233)            --             --

Recapitalization (net equity
  at reverse merger date)                           --            --           405             --             --

Shares issued in exchange for
  consulting fees                            1,666,663           167        49,833             --             --

Net loss, 2004                                      --            --            --       (119,568)            --
                                           -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2004  (As
  restated, Note 12)                       294,066,663        29,407        40,998       (422,626)            --
                                           -----------   -----------   -----------    -----------    -----------

Common stock options granted to
  employees and consultants                         --            --        22,643             --             --

Shares granted as equity line
  commitment fee                             3,800,000           380       115,520             --       (115,900)

Warrants granted as equity line
  commitment fee                                    --            --         4,365             --         (4,365)

Cash portion of equity line
  commitment fee                                    --            --            --             --        (85,000)

Shares granted as placement agent fee          200,000            20         5,980             --             --

Shares granted for consulting services       4,441,000           444       132,786             --             --

Amortization of deferred equity line
  commitment fees                                   --            --            --             --         19,531

Net loss, six months ended June 30, 2005            --            --            --       (730,239)            --
                                           -----------   -----------   -----------    -----------    -----------

Balance, June 30, 2005 (As
  restated, Note 12)                       302,507,663   $    30,251   $   322,292    $(1,152,865)   $  (185,734)
                                           ===========   ===========   ===========    ===========    ===========

                                            Deferred       Deferred       Treasury
                                          Compensation     Consulting       Stock          Total
                                          ------------    -----------    -----------    -----------
Issuance to founders                       $        --    $        --    $        --    $    20,000

Net loss, 2001                                      --             --             --        (47,059)
                                           -----------    -----------    -----------    -----------

Balance, December 31, 2001                          --             --             --        (27,059)

Net loss, 2002                                      --             --             --        (78,194)
                                           -----------    -----------    -----------    -----------

Balance, December 31, 2002                          --             --             --       (105,253)

Net loss, 2003                                      --             --             --       (177,805)
                                           -----------    -----------    -----------    -----------

Balance, December 31, 2003                          --             --             --       (283,058)

Deemed issuance including treasury
  shares redeemed                                   --             --       (135,000)      (135,000)

Recapitalization (net equity
  at reverse merger date)                           --             --             --            405

Shares issued in exchange for
  consulting fees                                   --             --             --         50,000

Net loss, 2004                                      --             --             --       (119,568)
                                           -----------    -----------    -----------    -----------

Balance, December 31, 2004  (As
  restated, Note 12)                                --             --       (135,000)      (487,221)
                                           -----------    -----------    -----------    -----------

Common stock options granted to
  employees and consultants                     (3,761)        (1,841)            --         17,041

Shares granted as equity line
  commitment fee                                    --             --             --             --

Warrants granted as equity line
  commitment fee                                    --             --             --             --

Cash portion of equity line
  commitment fee                                    --             --             --        (85,000)

Shares granted as placement agent fee               --             --             --          6,000

Shares granted for consulting services              --        (66,615)            --         66,615

Amortization of deferred equity line
  commitment fees                                   --             --             --         19,531

Net loss, six months ended June 30, 2005            --             --             --       (730,239)
                                           -----------    -----------    -----------    -----------

Balance, June 30, 2005 (As
  restated, Note 12)                       $    (3,761)   $   (68,456)   $  (135,000)   $(1,193,273)
                                           ===========    ===========    ===========    ===========

     See accompanying notes to unaudited consolidated financial statements

                       Connected Media Technologies, Inc.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                           For the
                                                                                         Period from
                                                                                         July 19, 2001
                                                                                        (Inception) to
                                                                 Six Months Ended        June 30, 2005
                                                                     June 30,             As Restated
Cash Flows From Operating Activities:                           2005          2004         (Note 12)
                                                            -----------    -----------  --------------
Net Income (Loss)                                           $  (730,239)   $   460,994    $(1,152,865)
                                                            -----------    -----------    -----------
Adjustments to reconcile net income (loss) to net cash
  Provided by (Used in) operations:
Depreciation                                                      3,507          4,285         26,112
Stock options issued for services                                   836             --            836
Stock issued for services                                         6,000             --         56,000
Recognition of stock based compensation for prior
  employee stock option grant                                    15,864             --         15,864
Recognition of equity line commitment fee expense                19,531             --         19,531
Recognition of deferred compensation                                342             --            342
Recognition of deferred consulting                               66,615             --         66,615
Impairment loss - patent and trademark                               --          1,287         61,265

Changes in operating assets and liabilities:
(Increase) Decrease
  Prepaid Expenses                                              (19,262)            --        (19,262)
Increase (Decrease)
  Accounts payable                                                2,340       (137,402)        28,486
  Accounts payable - related party                               46,299             --         93,998
  Accrued expenses                                               15,000             --         35,160
  Accrued compensation - officers                                69,644             --         25,645
  Accrued payroll taxes payable                                  17,884         15,121        173,745
  Accrued interest payable - related party                        4,130             --          5,400
  Accrued interest payable                                        3,480             --          6,043
                                                            -----------    -----------    -----------
Net Cash Provided by (Used In) Operating Activities            (478,029)       344,285       (557,085)
                                                            -----------    -----------    -----------
Cash Flows From Investing Activities:
  Purchase of equipment                                          (8,216)        (8,794)       (40,684)
  Patent and trademark cost disbursements                            --         (1,287)       (61,265)
  Advance to related party                                           --        (20,000)       (20,000)
  Loan repayment from related party                              20,000             --         20,000
  Cash acquired in recapitalization                                  --             --            405
                                                            -----------    -----------    -----------
Net Cash Provided By (Used In) Investing Activities              11,784        (30,081)      (101,544)
                                                            -----------    -----------    -----------
Cash Flows From Financing Activities:
  Proceeds from issuance of common stock                             --             --         20,000
  Proceeds from promissory notes                                600,000             --        600,000
  Equity line commitment fee disbursement                       (85,000)            --        (85,000)
  Proceeds from related party notes                              42,000             --        232,000
  Payments on related party notes                               (30,000)      (156,000)       (30,000)
  Proceeds from line of credit                                   97,000             --        248,375
  Proceeds from related party loans                                  --             --        266,000
  Repayments of related party loans                                  --             --       (266,000)
  Recapitalization consideration paid for treasury shares            --             --       (135,000)
                                                            -----------    -----------    -----------
Net Cash Provided by (Used in) Financing Activities             624,000       (156,000)       850,375
                                                            -----------    -----------    -----------
Net Increase in Cash                                            157,755        158,204        191,746

Cash at Beginning of Period                                      33,991          5,880             --
                                                            -----------    -----------    -----------
Cash at End of Period                                       $   191,746    $   164,084    $   191,746
                                                            ===========    ===========    ===========
Supplemental disclosure of cash flow information:
Cash paid for interest                                      $        --    $        --    $        --
                                                            ===========    ===========    ===========
Cash paid for taxes                                         $        --    $        --    $        --
                                                            ===========    ===========    ===========

     See accompanying notes to unaudited consolidated financial statements

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

Note 1 Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the audited consolidated financial statements and footnotes of the company for the year ending December 31, 2004 included in the company's Form 10-KSB.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

(A)   Nature of Business

Trust Licensing, LLC ("TLLLC") was formed as a Florida limited liability corporation on July 19, 2001. On August 24, 2004, the company entered into a transaction that was treated as a recapitalization with a publicly held shell known as New Mountaintop Corporation ("NMC"). NMC was incorporated in Delaware on December 11, 1989. On August 23, 2004, NMC formed a wholly owned subsidiary named Trust Licensing, Inc. ("TLI") (legal acquirer), a Florida corporation, which TLLLC was merged into in a transaction treated as a recapitalization of TLLLC. (See Note 7(B) regarding recapitalization.) In connection with the reverse merger, NMC changed its name to Trust Licensing, Inc.

Subsequently, effective March 28, 2005, the company received by assignment (in an unrelated transaction) all of the issued and outstanding shares of Connected Media, Inc., an inactive California corporation. Thereafter, on May 18, 2005, the parent corporation changed its name to Connected Media Technologies, Inc.

Currently, the consolidated company consists of the parent corporation, Connected Media Technologies, Inc., its wholly-owned subsidiary Trust Licensing, Inc., a Florida corporation, and the wholly-owned inactive subsidiary Connected Media, Inc., a California corporation. For purposes of clarity, the consolidated entity consisting of the parent and the wholly-owned subsidiaries are hereafter collectively referred to as the "company."

The company is a technology and intellectual property company that designs technology concepts with a wide range of potential commercial applications. Currently the company owns one issued patent, #6,101,534 ("#534 Patent") (see Notes 3, 8 and 9(A)) and has been notified by the United States Patent and Trademark Office that it intends to award the company a second patent entitled "A Media Validation System." The company intends to license various technologies pursuant to the #534 Patent and the second patent, when issued. In addition to direct licensing royalty arrangements it intends to enter into, the company has also enforced its rights pertaining to the #534 Patent, and may do so with other patents that are issued to it.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

Activities during the development stage include acquisition of debt and equity-based financing, acquisition of and creation of intellectual properties and certain research and development activities to improve current technological concepts.

(B)   Principles of Consolidation

The consolidated financial statements include the accounts of Connected Media Technologies, Inc. (f/k/a Trust Licensing, Inc.), a Delaware corporation, and its wholly owned subsidiaries: (a) Trust Licensing, Inc., a Florida corporation (successor-by-merger to Trust Licensing, LLC); and (b) Connected Media, Inc., an inactive California corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

(C)   Long-Lived Assets

The company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. During the three months ended June 30, 2005 and 2004, and for the period from July 19, 2001 (inception) to June 30, 2005, the company recognized an impairment loss of $ 0, $ 0, and $ 61,265, respectively. The impairment losses are related to previously capitalized amounts relating to the #534 Patent (See Notes 3, 8 and 9(A)).

(D)   Revenue Recognition

The company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, the company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The policies set forth below reflect specific criteria for the various revenues streams of the company.

The company intends to generate and collect periodic royalty revenue in connection with licensing agreements associated with its intellectual property. Royalty revenue is recognized as it is earned. The company did not recognize any royalty revenue for the three months ended June 30, 2005 or 2004 or for the period from July 19, 2001 (inception) to June 30, 2005, respectively.

The company recognizes income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. The company did not recognize any licensing revenue for the three months ended June 30, 2005, the three months ended June 30, 2004, or for the period from July 19, 2001 (inception) to June 30, 2005.

The company recognizes "other income" from patent infringement claims when the claim is settled, whether by negotiation or litigation. The company recognized no "other income" for the three months ended June 30, 2005 or 2004, and $ 705,000 of "other income" for the period from July 19, 2001 (inception) to June 30, 2005. (See Note 9(A) and below).

During the year ended December 31, 2002, the company recognized $5,000 as a component of "other income". The source of this income came from what resulted in a settlement between the company and an unrelated third party relating to the #534 Patent. There were no continuing commitments in

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

connection with this settlement. During the year ended December 31, 2004, $700,000 was recognized from a patent infringement claim related to the # 534 Patent (See Note 9 (A)).

(E)   Net Loss Per Share

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share", basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. At June 30, 2005 there were 2,500,000 options outstanding ("Issued Options") and 200,000 warrants outstanding ("Issued Warrants") that could potentially dilute future earnings per share (See Note 7(D)). For the period from July 19, 2001 (inception) to June 30, 2005, the 2,500,000 Issued Options and 200,000 Issued Warrants represented the only common share equivalents which could potentially dilute future earnings per share. The effect of these common stock equivalents is anti-dilutive since the company reflects a net loss.

(F)   Stock Based Compensation

The company follows the fair value method under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Accounting for Stock-Based Compensation," in accounting for stock-based transactions with employees and non-employees. In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," was issued. This pronouncement amends SFAS No. 123, "Accounting for Stock-Based Compensation," and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The company has historically accounted for, and will continue to account for, its employee stock-based compensation under the fair value based method provisions of SFAS No. 123, and therefore the issuance of SFAS No. 148 did not have any impact on the company's consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 ("SFAS 123") (revised 2004) "Share-Based Payment" (SFAS 123R"). This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the company beginning January 1, 2006. At June 30, 2005, the company has adopted the provisions of SFAS No. 123R.

See Note 7 for valuations pursuant to SFAS 123R.

(G)   Research and Development Costs

Pursuant to SFAS No. 2, "Research and Development Costs" ("SFAS 2"), disbursements are expensed as incurred. Research and development expense was $ 10,142 for the three months ended June 30, 2005, $ 0 for the three months ended June 30, 2004, and $ 52,459 for the period from July 19, 2001 (inception) to June 30, 2005.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

Note 3 Patents

Prior to the formation of TLLLC (July 19, 2001), the current Chairman of the company, who is also the primary beneficiary of Irrevocable Trust Agreement Number I ("Trust I") (see below) and Irrevocable Trust Agreement Number III ("Trust III") (see below), had created, maintained and enhanced the #534 Patent and several patent applications. Pursuant to Staff Accounting Bulletin Topic 5(G), "Transfers of Nonmonetary Assets by Promoters or Shareholders", the patent and several patent applications were contributed to the company at their historical cost basis of $0 as determined under generally accepted accounting principles.

On August 13, 2001, the `534 Patent was validly assigned from the individual/promoter to Trust I and then simultaneously assigned from Trust I to TLLLC. Subsequently, all costs incurred and paid by the company were initially capitalized. Pursuant to SFAS No. 144, management is unable to predict positive future cash flows that can be generated from patent #534 and could not assess a non-zero fair value of the patent. Pursuant to SFAS No. 144, as discussed above, all costs were considered non-recoverable and the company charged the statement of operations for the related impairment loss.

      The impairment losses are as follows:

      July 19, 2001 (inception) to December 31, 2001                     $17,014
      Year ended December 31, 2002                                       $39,181
      Year ended December 31, 2003                                       $ 5,070
      Year ended December 31, 2004                                       $    --
      Six months ended June 30, 2005                                     $    --
                                                                         -------
      Total impairment loss                                              $61,265
                                                                         =======

Note 4 Loans Receivable and Payable, Related Parties

      Prior to the reverse merger TLLLC was owned by Trust III, TLLLC's Founder (who is also the company's Chairman), the company's current Chief Executive Officer, and the company's current Executive Vice President. As previously noted, the primary beneficiary of Trust III is the company's Founder. From July 19, 2001 (Inception) up until time of the August 2004 reverse merger (described in Note 2), Trust III and a separate Trust directly related to the company's Chairman advanced working capital to TLLLC. Total advances were as follows:

      July 19, 2001 (inception) to December 31, 2001                    $ 20,000
      Year ended December 31, 2002                                      $107,000
      Year ended December 31, 2003                                      $ 29,000
      Year ended December 31, 2004                                      $110,000
                                                                        --------
      Total pre-reverse merger advances from
      trusts directly related to the company's Chairman                 $266,000
                                                                        ========

All $266,000 of these advances were repaid in full on June 7, 2004 (See Note 8).

Note that these "advances" do not include amounts borrowed from Trust III pursuant to certain Notes Payable. Notes Payable to Trust III are detailed in "Notes Payable, Related Party and Accrued Interest Payable, Related Party" in
Note 5.

$20,000 was advanced by the company to Trust III on June 7, 2004. The full $ 20,000 was repaid to the company on February 22, 2005 (See Note 8).

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

All advances to and from the entities mentioned above were non-interest bearing, unsecured and due on demand.

Note 5 Notes Payable, Related Party and Accrued Interest Payable, Related Party

On August 24, 2004, the company issued a note payable for $165,000 to TLLLC for an original term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. These funds were used in connection with the reverse triangular merger in order to acquire NMC (a public shell) (see Note 7(B)). During the year ended December 31, 2004, the entire $165,000 was charged to operations as costs of recapitalization. Of the $165,000 borrowed, $135,000 was paid to NMC's former sole officer and director to acquire NMC and the remaining $30,000 represented a finder's fee paid to an unrelated third party who arranged for the transaction. On May 16, 2005, the maturity date of this note was extended to December 9, 2005 pursuant to a Loan Extension Agreement by and between the company and Trust III dated May 16, 2005 ("Loan Extension Agreement"); the extension provides for the same terms currently in force under the original debt agreement. At June 30, 2005, $ 165,000 remains outstanding. Related accrued interest payable was $ 5,605.

On October 8, 2004, TLI issued a note payable for $ 25,000 to Trust III for an original term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. The company used these funds in connection with its general operations. On May 16, 2005, the maturity date of this note was extended to December 9, 2005 pursuant to the Loan Extension Agreement; the extension provides for the same terms currently in force under the original debt agreement. At June 30, 2005, $ 25,000 remains outstanding. Related accrued interest payable was $ 726.

On March 9, 2005 the company entered into a line of credit arrangement to borrow up to an additional $55,000 from Trust III. This borrowing was originally secured, but the security interest was terminated via Termination Agreement dated March 21, 2005. The line of credit arrangement is evidenced by the issuance of a Promissory Note/Line of Credit. The note bears interest at 10% per annum and was originally payable at the earlier of the company receiving a bridge loan or equity investment that nets proceeds to the company of at least $ 300,000, or December 9, 2005. On May 16, 2005, the maturity date of this note was extended to December 9, 2005 pursuant to the Loan Extension Agreement; the extension provides for the same terms currently in force under the original debt agreement. The company had drawn down a total of $ 42,000 of this amount and subsequently repaid $ 30,000 to Trust III in June 2005. The repayment of $ 30,000 specifically related to the March 9, 2005 borrowing. Related accrued interest payable at June 30, 2005 was $ 362.

Total Notes Payable, Related Party aggregated $ 202,000 at June 30, 2005. At June 30, 2005, the company had Accrued Interest Payable, Related Party for $ 6,693 (See Note 8).

Note 6 Line of Credit and Promissory Note

On October 6, 2004, effective November 16, 2004, the company entered into a transaction with a Bank pursuant to which the company has access to a two hundred and fifty thousand dollar ($ 250,000) line of credit. In general, all or any portion of the $ 250,000 may be drawn down at any time, and must be repaid in full by October 25, 2006, with interest at prime plus 1.5%. In addition, commencing November 25, 2004 and continuing each consecutive month thereafter, the company must pay accrued interest on outstanding amounts owed. The company intends on using the line of credit for general working capital and may also repay some or all of the loans due Trust III. The credit line is guaranteed by Trust III and secured by a Certificate of Deposit owned by the Chairman of the company. As

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

previously  noted,  the company's  Chairman is the primary  beneficiary of Trust
III. At June 30, 2005, the company reflected a long term liability of $ 248,375 and related accrued interest payable of $ 1,591.

On April 11, 2005, the company executed a Promissory Note in favor of Montgomery Equity Partners, Ltd. ("Montgomery") in the principal amount of $600,000 ("Montgomery Note"). The company plans on using the proceeds of the Montgomery Note as bridge financing. The proceeds were received by the company in two installments. The first installment of $ 227,250 (net of related expenses) was received shortly after execution of the Montgomery Note and the second installment of $ 254,250 (net of related expenses) was received by the company in early June 2005, approximately two (2) days prior to the company's filing of its pending SB-2. The Montgomery Note accrues interest at the rate of twenty-four (24%) percent per year and matures one (1) year from its issuance date. For the first six (6) months, the company is required to make payments of interest only. Thereafter, the company is required to make payments of principal and interest. Notwithstanding the foregoing, the first two (2) payments of interest were deducted from the first installment payment and the second (2) months of interest were deducted from the second installment payment. The Montgomery Note is secured by a first priority lien on all of the company's assets. As further security for the company's obligations under the Note, the company pledged 60,000,000 shares of its common stock to Montgomery. These shares currently are held as escrow shares in the name of the Company. The pledged collateral shares are not considered issued for financial statement purposes or outstanding for purposes of computing basic and diluted earnings per share. In the Event of Default under the Note, Montgomery shall have the right to receive the pledged shares at a rate equal to three times the number of shares of the common stock to be necessary to effectuate repayment of the principal and accrued interest due and outstanding, from the pledged shares at the price per share equal to the closing bid price of the company's common stock, as quoted by Bloomberg, LP, on the date of issuance of the Note. At June 30, 2005, the entire $600,000 remained outstanding along with related accrued interest payable of $3,189.

As discussed above, the company received aggregate gross proceeds of $ 600,000. In connection with theses debt issuances, $ 85,000 was deducted from the gross proceeds and paid in order to allow the company future access to the Standby Equity Distribution Agreement ("SEDA"). The SEDA is not currently available to the company for any draw downs. The $ 85,000 is being deferred and amortized over the life of the SEDA which is twenty-four months. At June 30, 2005, the company had recognized and charged to operations $ 6,953 for equity line commitments fee expense. The remaining $ 78,047 is accounted for as a contra equity account titled deferred equity line commitment fee. See Note 7(A) for total equity line commitment fees paid and expensed.

Other fees taken from the $ 600,000 in gross proceeds include $ 24,000 relating to prepaid interest and $ 9,500 for consulting and related fees due to Knightsbridge. (See Note 7.)

Net proceeds of $ 481,500 was calculated as follows:

      Gross proceeds                                                  $ 600,000
      Less: deferred equity line commitment fee   $ (85,000)
      Less: prepaid interest                                          $ (24,000)
      Less: consulting fees                                           $(  9,500)
                                                                      ---------

      Net proceeds                                                    $ 481,500

In connection with obtaining the debt funding, the company paid 3,800,000 shares and 200,000 warrants to affiliates of the lender. These stock based payments are components of the recorded deferred equity line commitment fee deferred equity line commitment fee. (See Note 7.)

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

Note 7 Stockholders' Deficiency

(A) Stock issuances

On August 24, 2004, the company issued 1,666,663 shares of its common stock having a fair value of $0.03 per share aggregating $50,000 in exchange for consulting services rendered. The fair value of the stock was based on a mutual understanding between the company and the service provider. There had been no recent cash offerings in which to base the fair value per share. In addition, the stock was not publicly traded until December 31, 2004.

On April 11, 2005, the company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornel Capital Partners, L.P. ("Cornell"). Pursuant to the SEDA, the company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the SEDA, Cornell will pay the company 98% of the lowest volume weighted average price of the company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the company's common stock is traded for the 5 days immediately following the notice date. Further, Cornell will retain 6% of each advance under the SEDA. In connection with the SEDA, Cornell received a commitment fee in the form of the commitment shares. As part of the SEDA the company agreed to issue to Cornell 3,800,000 common shares which where issued in two installments of 1,900,000 shares each, coinciding approximately with the company's receipt of the Montgomery Note proceeds installments. 1,900,000 shares were issued on April 11, 2005 and the remaining 1,900,000 shares were issued May 11, 2005. The 3,800,000 shares were valued based on the closing quoted trading price of $ 0.03 (April 11, 2005) and $ 0.031 (May 11, 2005). The aggregate fair value was $ 115,900. The fair value of commitment shares will be treated as a deferred equity line commitment fee to be amortized over the life of the SEDA.

Pursuant to the SEDA, on April 11, 2005 Cornell was also issued a warrant for 200,000 shares of the company's common stock ("Cornell Warrant"). The Cornell Warrant is exercisable for a period of two (2) years. The exercise price per share under the Cornell Warrant is $0.01 per share. The value of the warrants will be treated as a deferred equity line commitment fee to be amortized over the life of the SEDA. Pursuant to SFAS 123R, the company valued these warrants at $4,364. See assumptions below in 7(D).

The total equity line commitment fee of $205,264 was calculated as follows:

      Cash portion of equity line commitment fee
        (See Note 6)                                             $ 85,000
      Shares and warrants issued for equity line
        commitment fee (See Above)                               $120,265
      Equity line commitment fee amortization                    $(19,531)
                                                                 --------
      Deferred equity line commitment fee                        $185,734
                                                                 ========

Further, on April 11, 2005, the company entered into a Consulting Agreement with Knightsbridge Holdings, LLC ("Knightsbridge") whereby Knightsbridge will assist the company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six
(6) months, and will continue on a month-to-month basis thereafter subject to a right to cancel upon thirty (30) days written notice. The company is obligated to pay Knightsbridge a monthly retainer of $2,000 and issued Knightsbridge 4,441,000 shares of the company's common stock ("Knightsbridge Shares"). Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the company. At June 30, 2005, the company had recorded the fair value of the stock issued based on the quoted closing trading price of $ 0.03 per share aggregating

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

$ 133,230. The $ 133,230 is being amortized over a period of six months as discussed in the terms of the agreement. The company recognized and charged to the statement of operations $ 66,615 of related consulting expense for services rendered for the three months ended June 30, 2005. The remaining $ 66,615 is accounted for as a component of a contra equity account titled deferred consulting. (See Note 6.)

The company also issued stock options to a consultant with a deferred portion of $ 1,841 at June 30, 2005. (See Note 7)

Total deferred consulting at June 30, 2005 was $ 68,456.

On April 11, 2005, in connection with the SEDA, the Company entered into a Placement Agent Agreement with Monitor Capital, Inc. ("Monitor"). As consideration for to the Placement Agent Agreement, the company issued Monitor 200,000 shares of its common stock ("Placement Agent Shares")reflecting the placement fee. At June 30, 2005, the company had recorded the fair value of the stock issued based on the quoted closing trading price of $.02 per share aggregating $6,000. Since there was no access to the SEDA, and no current equity financing to offset this offering cost, the entire $ 6,000 is expensed as a placement agent fee. The entire $6,000 is a component of general and administrative expenses.

(B) Recapitalization

On August 24, 2004 (the "recapitalization date"), TLLLC was acquired by an inactive publicly held Delaware corporation (then NMC) in a transaction accounted for as a reverse triangular merger and recapitalization. The members of TLLLC received 270,072,000 common shares of the publicly held company or approximately 93% of the total outstanding voting common stock just subsequent to the reverse triangular merger and after giving effect to a 1:10 reverse common stock split of the publicly held Delaware Corporation prior to the reverse triangular merger. The shares of common stock were issued to the members of TLLLC as follows: Trust III received 195,054,000 shares, the company's President and CEO received 65,018,000 shares and the company's Executive Vice President and Secretary received 10,000,000 shares. As part of the reverse triangular merger, NMC redeemed 2,000,000 (post-split) shares of its common stock from its sole director and former principal shareholder for cash consideration paid to the former principal stockholder of NMC totaling $135,000. The 2,000,000 shares are currently held in the company's treasury as treasury stock. Immediately prior to the closing, TLLLC borrowed $165,000 from Trust III, a related party, (See Note 5). The entire $165,000 was charged to operations as a cost of recapitalization.

In addition to the $135,000 paid for the public shell accounted for as treasury stock, the company incurred and paid an additional $30,000 as a finder's fee and $32,217 for certain related legal and other professional fees associated with the recapitalization. For the year ended December 31, 2004, the company charged the statement of operations for $62,217 as total transaction costs of recapitalization and $135,000 to treasury stock. There have been no additional charges for recapitalization since that time.

As a result of the above recapitalization, the original shareholders of the publicly held shell are deemed to have been issued 20,328,000 common shares of the company and 2,000,000 are held as treasury shares. All share and per share information in the accompanying unaudited consolidated financial statements has been retroactively restated to reflect the recapitalization.

The company's financial statements just after the transaction consisted of the assets and liabilities of both entities at historical cost, the historical operations of TLLLC, and the operations of the publicly held corporation from the recapitalization date.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

(C) Corporate Name Change

Effective September 15, 2004, the parent corporation changed its name from New Mountaintop Corporation to Trust Licensing, Inc. Effective May 18, 2005, the parent corporation changed its name from Trust Licensing, Inc. to Connected Media Technologies, Inc.

(D) Common Stock Options and Warrants Issued for Services

The company follows fair value accounting and the related provisions of SFAS 123R for all share based payment awards. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. The following is a summary of all stock options and warrants granted to employees and non-employees since the company's inception, all awards occurred in 2005:

(i)   Stock options granted to employees

      a.    Employee award: 2,000,000 stock options (Non-Executive Employee)

            i. On February 14, 2005, the Company granted 2,000,000 stock options to an employee for past services rendered. The option grant was valued pursuant to SFAS 123R and totaled $40,000.

                  In connection with the provisions of SFAS 123R as they relate to graded vesting, the Company recognized compensation expense of $11,898 and $15,864 for the three and six months ended June 30, 2005, respectively. The compensation expense was offset directly with a corresponding credit to additional paid in capital. The remaining $24,136 will be recognized as the options vest. There is no deferred portion of equity recorded in connection with this computation.

            ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date          $0.02
                  Exercise price on grant date       $0.02
                  Dividend yield                        0%
                  Expected volatility              306.50%
                  Risk free interest rate            4.08%
                  Expected life of option         10 years

            iii. The stock option award is exercisable as the vesting occurs. The following represents the vesting of the award:

                  34% of the options granted vest on the vesting commencement date, which is August 26, 2005.

                  2.75% of the options granted vest on the last day of each successive calendar month.

                  At June 30, 2005, no stock options are exercisable since the vesting provisions have not yet been met.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

            iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

      b.    Employee award - 300,000 stock options (Director)

            i. On May 23, 2005, the Company granted 300,000 stock options to an employee for future services to be rendered. The term of services is from May 23, 2005 through May 23, 2006. The option grant was valued pursuant to SFAS 123R and totaled $4,103.

                  The Company recognized compensation expense of $342 and $342 for the three and six months ended June 30, 2005, respectively. The remaining $3,761 is accounted for as a contra equity account titled deferred compensation.

            ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date            $0.04
                  Exercise price on grant date         $0.04
                  Dividend yield                          0%
                  Expected volatility                 44.83%
                  Risk free interest rate              3.73%
                  Expected life of option            3 years

            iii. The stock option award is exercisable as the vesting occurs. The following represents the vesting of the award:

                  100% of the options granted vest on the vesting commencement date, which is May 23, 2006.

                  At June 30, 2005, no stock options are exercisable since the vesting provisions have not yet been met.

            iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

(ii)  Stock options and warrants granted to non-employees

      a.    Consultant award - 200,000 stock options

            i. On June 1, 2005, the Company granted 200,000 stock options to a consultant for future services to be rendered. The term of services is from June 1, 2005 through June 1, 2006. The option grant was valued pursuant to SFAS 123R and totaled $2,677.

            Pursuant to the terms of the option agreement, since one-fourth of the stock options granted vest immediately, one-fourth or $669 is expensed immediately. The remaining three-fourths or $2,008 is expensed pro-rata over the service period. The Company recognized consulting expense of $836 and $836 for the three and six months ended June 30, 2005, respectively. The remaining $1,841 is accounted for as a contra equity account titled deferred consulting.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

            Total deferred consulting at June 30, 2005 is summarized in Note 6.

            ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date          $0.04
                  Exercise price on grant date       $0.05
                  Dividend yield                        0%
                  Expected volatility               43.95%
                  Risk free interest rate            3.55%
                  Expected life of option          3 years

            iii. The stock option award is exercisable as the vesting occurs. The following represents the vesting of the award:

                  50,000 stock options vest immediately on June 1, 2005.

                  The   remaining   150,000   stock   options  vest  and  become
                  exercisable on June 1, 2006.

                  At June 30, 2005, 50,000 stock options are exercisable since the vesting provisions had been met.

            iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

      b.    SEDA fee - 200,000 stock warrants

            i. On April 11, 2005, the Company granted 200,000 stock warrants to the lender as a commitment for obtaining the SEDA (See Note
                  6). The warrant issuance was valued pursuant to SFAS 123R and totaled $4,364.

                  Pursuant to the terms of the warrant agreement, the Company has two years in which to exercise the warrants. The warrants are considered fully vested and all warrants are immediately exercisable. However, since the warrants are a stock based fee in connection with obtaining the SEDA, the $4,364 is allocated to a contra equity account, deferred equity line commitment fee, and amortized over the two-year life of the SEDA.

                  Total gross deferred equity line commitment fee is as follows:

                  Note 7(A)                 $115,900
                  Note 6                    $ 85,000
                  Per above                 $  4,364
                                            --------

                  Total                     $205,264
                                            ========

                  During the three and six months ended June 30, 2005, the Company recognized equity line commitment fee expense of $19,531.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

            ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date          $0.03
                  Exercise price on grant date       $0.01
                  Dividend yield                        0%
                  Expected volatility               55.59%
                  Risk free interest rate            3.91%
                  Expected life of warrant         2 years

                  200,000 stock warrants vest immediately on April 11, 2005.

                  At June 30, 2005, 200,000 stock warrants are exercisable since the vesting provisions had been met.

      A summary of the options granted to employees as of June 30, 2005, December 31, 2004 and December 31, 2003 and changes during these periods is presented below:

                                           Number     Weighted Average
                                         of Options   Exercise Price
                                        ------------  ----------------
Stock Options
-------------
Balance at December 31, 2003                      --       $   --
Granted                                           --       $   --
Exercised                                         --       $   --
Forfeited                                         --       $   --
                                        ------------       ------
Balance at December 31, 2004                      --       $   --

Granted                                 2,300,000          $0.018
Exercised                                         --       $   --
Forfeited                                         --       $   --
                                        ------------       ------
Balance at June 30, 2005                2,300,000          $0.018
                                        ============       ======

Options exercisable at June 30, 2005              --       $   --
                                        ------------       ------
Weighted average fair value of
  options granted during 2005                              $0.018
                                                           ======

      The following table summarizes information about employee stock options at June 30, 2005:

                       Options Outstanding                             Options Exercisable
    ---------------------------------------------------------       ---------------------------
                                    Weighted
                                     Average         Weighted                          Weighted
                   Number           Remaining         Average           Number         Average
    Exercise    Outstanding at     Contractual       Exercise       Exercisable at     Exercise
     Price      June 30, 2005          Life            Price         June 30, 2005      Price
    -------    ---------------    -------------      ---------      --------------     --------
     $0.02       2,000,000          9.63 Years         $0.017             --            $ --
     $0.03         300,000          9.90 Years          0.001             --              --
                ----------                           --------          -------          -----
                 2,300,000                            $ 0.018                           $  --
                 =========                            =======          =======          =====

      A summary of the options and warrants issued to non-employees as of June 30, 2005, December 31, 2004 and December 31, 2003 and changes during these periods is presented below:

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

                                                  Number     Weighted Average
                                                of Options    Exercise Price
                                                ----------   ----------------
Stock Options/Warrants
----------------------
Balance at December 31, 2003                           --        $    --
Granted                                                --        $    --
Exercised                                              --        $    --
Forfeited                                              --        $    --
                                                  -------        -------
Balance at December 31, 2004                           --        $    --
Granted                                           400,000        $ 0.030
Exercised                                              --        $    --
Forfeited                                              --        $    --
                                                  -------        -------
Balance at June 30, 2005                          400,000        $ 0.030
                                                  =======        =======
Options/Warrants exercisable at
  June 30, 2005                                   250,000        $0.0018
                                                  =======        =======
Weighted average fair value of options
  granted during 2005                                            $ 0.030
                                                                 =======

The  following   table   summarizes   information   about   non-employee   stock
options/warrants at June 30, 2005:

                   Options/Warrants Outstanding                     Options/Warrants Exercisable
    -----------------------------------------------------------     ----------------------------
                                     Weighted
                                     Average         Weighted                          Weighted
    Range of        Number           Remaining        Average           Number         Average
    Exercise    Outstanding at     Contractual       Exercise       Exercisable at     Exercise
     Price      June 30, 2005          Life            Price         June 30, 2005      Price
    -------    ---------------    -------------      ---------      --------------     --------
   $  0.01         200,000          1.78 Years        $ 0.005             50,000       $ 0.010
   $  0.05         200,000          9.93 Years          0.025            200,000         0.008
                ----------                            -------          ---------       -------
                   400,000                            $ 0.030            250,000       $ 0.018
                ==========                            =======          =========       =======

(E) Capital Structure

On April 28, 2005, the company amended its articles of incorporation to increase the authorized common stock to 750,000,000 shares having a par value of $
0.0001.  Additionally,  the company authorized for

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

issuance 10,000,000 shares of preferred stock having a par value of $ 0.0001.

Note 8 Related Parties

On July 19, 2001 (inception), TLLLC sold 100 units for $20,000 to Trust III (See
Note 3).

On August 13, 2001, the patent was validly assigned from the individual/promoter to Trust I and simultaneously assigned from Trust I to TLLLC. Effective August 24, 2004, the patent is owned by TLI as a result of the reverse triangular merger (See Note 3).

During the period from July 19, 2001 (inception) to December 31, 2004, the company received working capital from related parties totaling $266,000. The company repaid the entire $266,000 on June 7, 2004 (See Note 4). During the year ended December 31, 2004, as a result of an administrative oversight, $20,000 was advanced by TLLLC to Trust III on June 7, 2004. The full $ 20,000 was repaid to the company on February 22, 2005.

On August 24, 2004, October 8, 2004, and March 9, 2005, the company issued notes payable for $165,000, $25,000 and $55,000 respectively from Trust III. The maturity date of each of these notes was extended through December 9, 2005 pursuant to the Loan Extension Agreement.

During 2004, the company engaged a law firm whose counsel is the father of the company's President and Chief Executive Officer. The company had total expenses in 2004 of $46,399 for legal fees to this related party and expenses of $98,125 for the six months ended June 30, 2005. Total fees remaining unpaid as of June 30, 2005 aggregated $ 70,521.

During 2004, we paid approximately $6,500 for professional services rendered by our acting Chief Financial Officer. At June 30, 2005, $4,500 remains payable. The acting Chief Financial Officer is also the trustee of Trust III.

Note 9 Commitments and Contingencies

(A)   Litigation Settlement - Other Income

During 2003, the company filed suit in the United States District Court of the Southern District of Florida against an unrelated third-party for, among other things, infringement of the '534 Patent (Case No. 03-20672). A subsequent related civil action was initiated by the third party against the company in the Superior Court of California, County of Santa Clara for, among other things, breach of contract (Case No. 103-009764). The settlement was finalized on May 5, 2004 and paid on June 4, 2004 under the following general terms:

            o The third party paid to the company's escrow agent $700,000. Of the total, the company was remitted $475,000. The remaining $225,000 was paid to settle accrued legal fees in connection with this lawsuit and is reflected in professional fees in the accompanying consolidated financial statements.

            o     The   company   granted   to  the   third   party  a   certain
                  non-exclusive, non-transferable, worldwide, fully paid up right and license under the #534 Patent.

      The $700,000 was recorded as other income during the year ended December 31, 2004.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

(B)   Employment Agreements

On August 23, 2004, the company entered into the following employment agreements with its executive officers:

      (1)   Chairman of the Board

      (i)   Term is from August 23, 2004 to August 23, 2006.
      (ii)  Salary of $175,000 per year

      (2)   President and CEO

      (i)   Term is from August 23, 2004 to August 23, 2006.
      (ii)  Salary of $175,000 per year

      (3)   Executive Vice President

      (i)   Term is from August 23, 2004 to August 23, 2006.
      (ii)  Salary of $132,000 per year

      At June 30, 2005, total accrued compensation to these officers was $ 173,745.

On May 1, 2005, the employment contract for the company's Executive Vice President was amended to conform the benefits to those received by the company's other executive officers and to increase the base salary to $160,000 annually. This Executive Vice President has agreed to accrue the difference between the pre-amendment rate and the post-amendment rate until August 24, 2005. The accrual will be added to the total accrued compensation owed to this officer.

(C)   Consulting Agreement

On August 23, 2004, the company entered into a consulting agreement with the former sole officer and director of NMC. Under the terms of the agreement, the consultant will provide certain financial consulting services. The term of the agreement is from August 23, 2004 to August 23, 2006. The consultant is to be paid $2,500 per month as compensation; provided, however, the fees will be accrued until the company receives net cash financing proceeds of at least $ 500,000.

Note 10 Going Concern

As reflected in the accompanying unaudited consolidated financial statements, the company has a net loss of $730,239 and net cash used in operations of $478,029 for the six months ended June 30, 2005, and a deficit accumulated during development stage of $1,152,865, a working capital deficiency of $959,469 and a stockholders' deficiency of $1,193,273 at June 30, 2005.

The company has no operating revenues. The company has incurred cumulative losses since inception and has funded operations primarily through related-party loans and investor capital. The ability of the company to continue as a going concern is dependent on the company's ability to further implement its business plan, raise capital, and generate revenues from the licensing of the #534
Patent. The unaudited consolidated financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

The company is currently a development stage company and its continued existence is dependent upon the company's ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. In May 2004, the company received net proceeds of $475,000 from the settlement of a lawsuit (see Note 9(A)). The settlement of the lawsuit provided the company operating capital but due to other commitments pertaining to employment agreements (see Note 9(B)) and future cash requirements to implement the business plan, there remains doubt about the company's ability to continue as a going concern. In April and May of 2005, the Company obtained debt financing of $600,000 (See Note 6). The company has yet to generate an internal cash flow, and until licensing activities commence, the company is very dependent upon debt and equity funding.

Note 11 Subsequent Events

Subsequent to June 30, 2005, the company issued three option grants to non-employees.

            1.    Consultant award - 500,000 stock options

                  i. On July 12, 2005, the Company granted 500,000 stock options to a consultant for future services to be rendered. The term of services is from July 12, 2005 through July 12, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $ 11,900.

                  ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date                 $0.055
                  Exercise price on grant date              $0.055
                  Dividend yield                                0%
                  Expected volatility                       60.00%
                  Risk free interest rate                    3.88%
                  Expected life of option                  3 years

                  iii. The stock option award is exercisable as the vesting occurs. The option vested 100,000 on the grant date with the balance to vest conditional on the satisfaction of certain performance criteria.

                  iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

            2.    Consultant award - 200,000 stock options

                  i. On July 12, 2005, the Company granted 200,000 stock options to a consultant for future services to be rendered. The term of services is from July 12, 2005 through July 12, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $ 4,760.

                  ii. The weighted average assumptions used by management were as follows:

                Connected Media Technologies, Inc. and Subsidiary
                          (A Development Stage Company)
              Notes to Unaudited Consolidated Financial Statements
                                  June 30, 2005

                  Stock price on grant date            $0.055
                  Exercise price on grant date         $0.055
                  Dividend yield                           0%
                  Expected volatility                  60.00%
                  Risk free interest rate               3.88%
                  Expected life of option             3 years

                  iii. The stock option award is exercisable as the vesting occurs. The option vested in full on the grant date.

                  iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

            3.    Consultant award - 300,000 stock options

                  i. On August 1, 2005, the Company granted 300,000 stock options to a consultant for future services to be rendered. The term of services is from August 1, 2005 through August 1, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $ 7,170.

                  ii. The weighted average assumptions used by management were as follows:

                  Stock price on grant date            $0.055
                  Exercise price on grant date         $0.055
                  Dividend yield                           0%
                  Expected volatility                  60.00%
                  Risk free interest rate               4.06%
                  Expected life of option             3 years

                  iii. The stock option award is exercisable as the vesting occurs. The option vested 75,000 on the grant date with the balance on August 1, 2006 provided that the appurtenant consulting agreement is still then in effect.

                  iv. These stock options are issued pursuant to the Company's Equity Incentive Plan.

Note 12 Restatement

                  Subsequent to the issuance of the Company's December 31, 2004 consolidated financial statements, management became aware that $135,000 of cost paid to redeem 2,000,000 common shares as part of the recapitalization should have been charged to equity rather than to operations. In addition those shares were reissued in the Company's name as treasury shares and accordingly should have been reflected as treasury shares in the consolidated balance sheet. The correction of these items in the restated consolidated financial statements as of June 30, 2005 has the effect of reducing expense of recapitalization and thereby reducing net loss in the consolidated statement of operations for the period from July 19, 2001 (inception) to June 30, 2005 by $135,000 and reclassifying $135,000 from deficit accumulated during development stage to treasury stock in the consolidated balance sheet at June 30, 2005. There was no net effect on consolidated net loss per share.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT CONNECTED MEDIA TECHNOLOGIES, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

[_]   except the common stock offered by this prospectus;

[_]   in any jurisdiction in which the offer or solicitation is not authorized;

[_] in any jurisdiction where the dealer or other salesperson is not 270,861,500 SHARES OF COMMON STOCK qualified to make the offer or solicitation;

[_]   to any person to whom it is unlawful to make the offer or solicitation; or

[_] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

                             ----------------------
                                   PROSPECTUS
                             ---------------------

                       270,861,500 SHARES OF COMMON STOCK

                       CONNECTED MEDIA TECHNOLOGIES, INC.

                               OCTOBER____, 2005

      Until        , 2005, all dealers Effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to the articles of incorporation and bylaws of CMT, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only as determined by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Delaware.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee                  $  1,594.05
Printing and Engraving Expenses                                      $ 15,000.00
Accounting Fees and Expenses                                         $  5,000.00
Legal Fees and Expenses                                              $ 75,000.00
Miscellaneous                                                        $  5,000.00
TOTAL                                                                $101,535.20

ITEM 26. SALES OF UNREGISTERED SECURITIES

      During the past three years, the company has issued the following securities without registration under the Securities Act of 1933:

-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
                                                                                                 Underwriting     Exemption
                               Amount of      Principal                           Amount of      Discounts and    Relied
    Date          Title       Securities    Underwriters          Nature         Consideration    Commissions       Upon
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
8/24/04        Common Stock  1,666,663      None           Consulting Services   $1,666.66     None               4(2)
Reverse
Merger
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
8/24/04        Short Term    N/A - Debt     None           Promissory Note for   $165,000      None               4(2)
               Debt                                        Business Acquisition
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
10/8/04        Short Term    N/A - Debt     None           Promissory Note for   $25,000       None               4(2)
               Debt                                        General Working
                                                           Capital
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
11/16/04       Short Term    N/A - Debt     None           Promissory Note for   $250,000      None               4(2)
               Debt                                        General Working
                                                           Capital
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
3/9/05         Short Term    N/A - Debt     None           Promissory Note for   $55,000       None               4(2)
               Debt                                        General Working
                                                           Capital
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
4/14/05        Short Term    N/A Debt       None           Montgomery Equity     $600,000      None               4(2)
               Debt                                        Partners, Ltd.
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
4/14/05 &      Common Stock  3,800,000      None           Cornell- Standby      $190,000      None               4(2)
6/2 /05                                                    Equity Distribution
                                                           Agreement -
                                                           Compensation Shares
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
4/14/05        Common Stock  200,000        None           Cornell- Warrant      N/A           None               4(2)

-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
4/14/05        Common Stock  200,000        None           Monitor - Placement   $10,000       None               4(2)
                                                           Agent Agreement
                                                           Shares
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
4/14/05        Common Stock  4,441,000      None           Knightsbridge -       N/A;          None               4(2)
                                                           Consulting            Consulting
                                                           Agreement -           Services
                                                           Services Rendered     Rendered
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------
9/   /05       Common Stock  10,000,000     None           Triple Crown -        Services
                                                           Consulting Services   Rendered      None               4(2)
                                                           Agreement
-------------- ------------- -------------- -------------- --------------------- ------------- ------------------ ----------


      The company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons;
(b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

ITEM 27. EXHIBITS

---------------- -------------------------------------------------------------------------------------------------------------
EXHIBIT NO.      DESCRIPTION OF EXHIBIT
---------------- -------------------------------------------------------------------------------------------------------------
3A               Articles of Incorporation, incorporated by reference to Form 10-KSB filed on 3/9/2005 for the period ended
                 12/31/2004, filed as Exhibit 3A
---------------- -------------------------------------------------------------------------------------------------------------
3B               By-Laws incorporated by reference to Form 10-KSB filed on 3/9/2005 for the period ended 12/31/2004, filed as Exhibit 3C
---------------- -------------------------------------------------------------------------------------------------------------
3C               Amendment of Articles of Incorporation, incorporated by reference to Form 8-K for the period August 25,
                 2004 filed as Exhibit 5.
---------------- -------------------------------------------------------------------------------------------------------------
3D               Amendment of the Articles of Incorporation, incorporated by reference to Form 8-K for the period April 27,
                 2005 filed as Exhibit 3D.
---------------- -------------------------------------------------------------------------------------------------------------
3E               Amendment to the Articles of Incorporation, incorporated by reference to Form 8-K for the period ended May
                 17, 2005 filed as Exhibit 3E
---------------- -------------------------------------------------------------------------------------------------------------
4                Form of Stock Certificate, incorporated by reference to Form 10-KSB filed on 3/9/2005 for the period ended
                 12/31/04 (1)
---------------- -------------------------------------------------------------------------------------------------------------
5                Opinion of Counsel
---------------- -------------------------------------------------------------------------------------------------------------
10.1             Agreement and Plan of Merger Among New Mountaintop Corporation, Trust Licensing, Inc. and Trust Licensing,
                 LLC dated August 24, 2004 incorporated by reference to Form8-K for the period August 25, 2004 filed as Exhibit 1
---------------- -------------------------------------------------------------------------------------------------------------
10.2             Employment Agreement with Leigh M. Rothschild incorporated by reference to Form 8-K for the period August
                 25, 2004 filed as Exhibit 2.
---------------- -------------------------------------------------------------------------------------------------------------
10.3             Employment Agreement with Jeffrey W. Sass incorporated by reference to Form 8-K for the period August 25,
                 2004 filed as Exhibit 3.
---------------- -------------------------------------------------------------------------------------------------------------
10.4             Employment Agreement with Michael R. Moore incorporated by reference to Form 8-K for the period August 25,
                 2004 filed as Exhibit 4.
---------------- -------------------------------------------------------------------------------------------------------------
10.5             Amendment of the Certificate of Incorporation of New Mountaintop Corporation incorporated by reference to
                 Form 8-K for the period August 25, 2004 filed as Exhibit 6.
---------------- -------------------------------------------------------------------------------------------------------------
10.6             Consulting Agreement with Mark Golden incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 7.
---------------- -------------------------------------------------------------------------------------------------------------
10.7             Amended Certificate of Incorporation of Trust Licensing, Inc. incorporated by reference Form 10-KSB filed on 3/9/2005 for the period ended 12/31/04, filed as Exhibit 10.7
---------------- -------------------------------------------------------------------------------------------------------------
10.8             Promissory Note dated April 14, 2005 in the amount of $600,000 payable to Montgomery Equity Partners Ltd.
                 (2)
---------------- -------------------------------------------------------------------------------------------------------------
10.9             Pledge and Escrow Agreement dated April 14, 2005, among the company, Montgomery Equity Partners Ltd. and
                 David Gonzales, Esq. (2)
---------------- -------------------------------------------------------------------------------------------------------------
10.10            Security Agreement dated April 14, 2005 between the company and Montgomery Equity Partners Ltd. (2)
---------------- -------------------------------------------------------------------------------------------------------------
10.11            Standby Equity Distribution Agreement dated April 14, 2005 among the company and Cornell Capital Partners,
                 L.P., (2)
---------------- -------------------------------------------------------------------------------------------------------------
10.12            Registration Rights Agreement dated April 14, 2005 among the company and Cornell Capital Partners, L.P. (2)
---------------- -------------------------------------------------------------------------------------------------------------


---------------- -------------------------------------------------------------------------------------------------------------
10.13            Warrant dated April 14, 2005 granted by the company to Cornell Capital Partners, L.P. (2)
---------------- -------------------------------------------------------------------------------------------------------------
10.14            Escrow Agreement dated April 14, 2005 among the company, Cornell Capital Partners, L.P., and David
                 Gonzalez, Esq. (2)
---------------- -------------------------------------------------------------------------------------------------------------
10.15            Placement Agent Agreement dated April 14, 2005 among the company and Monitor Capital, Inc. (2)
---------------- -------------------------------------------------------------------------------------------------------------
10.16            Consulting Agreement dated April 14, 2005 between the company and Knightsbridge Holdings, LLC (2)
---------------- -------------------------------------------------------------------------------------------------------------
10.17            First Amendment to Employment Agreement between the company and Michael Moore (1)
---------------- -------------------------------------------------------------------------------------------------------------
10.18            Consulting Services Agreement dated September 29, 2005 between the company and Triple Crown Consulting,
                 Inc. incorporated by reference to Form 8-K for the period October 3, 2005 filed as Exhibit 10.18
---------------- -------------------------------------------------------------------------------------------------------------
14.1             Code of Ethics of the company (1)
---------------- -------------------------------------------------------------------------------------------------------------
23.1             Consent of McLaughlin & Stern, LLP, incorporated by reference to Exhibit 5
---------------- -------------------------------------------------------------------------------------------------------------
23.2             Consent of Salberg & Company, P.A.,
---------------- -------------------------------------------------------------------------------------------------------------
24               Loan Extension Agreement incorporated by reference to Form 8-K for the period May 16, 2005 filed as Exhibit
                 1
---------------- -------------------------------------------------------------------------------------------------------------


(1)   Filed as an exhibit to the company's Form SB-2 filed on June 6, 2005

(2) Filed as an exhibit to the company Amendment 1 to Form SB-2 filed on August 16, 2005

ITEM 28. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on October 3, 2005.

Date: October 3, 2005

                                CONNECTED MEDIA TECHNOLOGIES, INC.

                                By:  /s/ Jeffrey W. Sass
                                ------------------------------------------------
                                Name:  Jeffrey W. Sass
                                Title:  President & Chief Executive Officer

                                By:  /s/ Jay H. Linn
                                ------------------------------------------------
                                Name:  Jay H. Linn
                                Title: Acting Chief Financial Officer Principal Accounting
                                Officer and Controller

      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities on October 3, 2005.


/s/ Leigh M. Rothschild                                 Chairman of the Board                       Date:  October 3, 2005
---------------------------------------------------
Leigh M. Rothschild

/s/ Jeffrey W. Sass                                     President & Chief Executive Officer         Date:  October 3, 2005
----------------------------------------------------
Jeffrey W. Sass

/s/ Michael R. Moore                                    Executive Vice President,                   Date: October 3,2005
----------------------------------------------------    Business & Legal Affairs
Michael R. Moore

/s/ Adam Bauman                                         Director                                    Date:  October 3, 2005
----------------------------------------------------
Adam Bauman

/s/ Jay H. Linn                                         Acting Chief Financial Officer, Principal   Date: October 3, 2005
----------------------------------------------------    Accounting Officer and Controller
Jay H. Linn
